                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                              [Amendment No._____ ]

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
  14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-6(e)(2)
  240.14a-12

                            DURA PHARMACEUTICALS, INC
                 -----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      Mitchell R. Woodbury, Sr. Vice President General Counsel & Secretary Dura Pharmaceuticals, Inc. 5880 Pacific Center Blvd. San Diego, CA 92121
  ----------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

  (1) Title of each class of securities to which transaction applies:__________

  (2) Aggregate number of securities to which transaction applies:_____________

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_______________
      _________________________________________________________________________

  (4) Proposed maximum aggregate value of transaction:_________________________

  (5) Total fee paid:__________________________________________________________

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:______________________________________________

  (2) Form, Schedule or Registration Statement No.:________________________

  (3) Filing Party:________________________________________________________

  (4) Date Filed:__________________________________________________________

                                     [Logo]

                                                                     PRELIMINARY
                                                                            COPY
                           DURA PHARMACEUTICALS, INC.
                            5880 PACIFIC CENTER BLVD.
                          SAN DIEGO, CALIFORNIA  92121


                                 April 16, 1997


Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Dura Pharmaceuticals, Inc., which will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Wednesday, May 28, 1997 at 10:00 a.m.

     Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

     In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the Annual Meeting and wish to change your proxy vote, you may do so simply by voting in person at the Annual Meeting.

     We look forward to seeing you at the Annual Meeting.

                              Sincerely,




                              CAM L. GARNER
                              CHAIRMAN, PRESIDENT AND
                              CHIEF EXECUTIVE OFFICER



-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT
In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope. No postage need be affixed if mailed in the United States.
-------------------------------------------------------------------------------

                           DURA PHARMACEUTICALS, INC.
                            5880 PACIFIC CENTER BLVD.
                           SAN DIEGO, CALIFORNIA 92121

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 28, 1997

     The Annual Meeting (the "Annual Meeting") of Shareholders of Dura Pharmaceuticals, Inc. (the "Company") will be held at the La Jolla Marriott, 4240 La Jolla Village Drive, La Jolla, California, on Wednesday, May 28, 1997 at 10:00 a.m., for the following purposes:

     1. To elect four (4) directors to serve two-year terms to expire at the 1999 Annual Meeting of Shareholders.

     2. To approve the Company's reincorporation in Delaware, through the merger of Dura Pharmaceuticals, Inc., a California corporation, with and into a wholly-owned Delaware subsidiary of Dura Pharmaceuticals, Inc.

     3. To approve amendments to the Company's 1992 Stock Option Plan to increase the authorized number of shares of Common Stock available for issuance under such Plan and certain other amendments.

     4. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants for the fiscal year ending December 31, 1997.

     5. To transact any other business which may properly come before the meeting or any adjournment(s) thereof.

     Shareholders of record at the close of business on March 31, 1997 will be entitled to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company. Whether or not you plan to attend the meeting in person, please sign, date and return the enclosed proxy in the reply envelope provided. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. The prompt return of your proxy will assist us in preparing for the Annual Meeting.

                           By Order of the Board of Directors



Dated:  April 16, 1997     MITCHELL R. WOODBURY
                           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                           DURA PHARMACEUTICALS, INC.
                                                                     PRELIMINARY
                                 PROXY STATEMENT
                                                                            COPY

                         ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1997


     These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of Dura Pharmaceuticals, Inc., a California corporation (the "Company"), for the Annual Meeting of Shareholders to be held at 10:00 a.m. on May 28, 1997 and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to shareholders of record beginning on approximately April 16, 1997.

     The mailing address of the principal executive office of the Company is 5880 Pacific Center Boulevard, San Diego, California 92121.

                               PURPOSE OF MEETING

     The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Shareholders. Each proposal is described in more detail in this Proxy Statement.

                         VOTING RIGHTS AND SOLICITATION

     Any shareholder executing a proxy has the power to revoke it at any time before it is voted by delivering written notice of such revocation to the Secretary of the Company before the Annual Meeting or by properly executing and delivering a proxy bearing a later date. Proxies may also be revoked by any shareholder present at the Annual Meeting who elects to vote his or her shares in person. The cost of soliciting proxies will be paid by the Company and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation material. Solicitation will be made primarily through the use of the mail, but regular employees of the Company may, without additional remuneration, solicit proxies personally by telephone or telegram.

     The record date for determining those shareholders who are entitled to notice of, and to vote at, the Annual Meeting has been fixed as March 31, 1997 (the "Record Date"). At the close of business on the Record Date, the Company had ______________ outstanding shares of Common Stock (the "Common Stock").
Each share of Common Stock is entitled to one vote on matters brought before the Annual Meeting. In voting for directors, each shareholder has the right to cumulate his or her votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of shares held, or to distribute his or her votes on the same principle among the nominees to be elected in such manner as the shareholder may see fit. California corporate law allows a shareholder to cumulate his or her votes with respect to the election of directors if the director nominee has been placed in nomination prior to voting and if any shareholder present at the meeting has given notice AT THE MEETING of their intention to cumulate votes. Such notice allows all votes cast in the election to be counted cumulatively. If no such notice is given, no cumulative voting will be used in the election of directors. While the notice of intention to cumulate votes may be presented orally at the Annual Meeting, it is prudent for any shareholder intending to cumulate his or her votes to present a written notice of such intention to the Chairman of the meeting prior to the beginning of voting, but after all candidates have been placed in nomination. The persons named in the enclosed proxy card may or may not elect to give such notice and vote the shares they represent in such a manner. In addition, non-management proxyholders present at the Annual Meeting may also provide the requisite notice of intention to cumulate votes. Shareholders who wish to cumulate their votes must be present at the Annual Meeting or must give proxies to non-management proxyholders along with a written statement that such non-management proxyholders have the authority to give notice of their intention to cumulate votes. Discretionary authority to cumulate votes is being solicited by the Board of Directors and it is intended that the proxies received by the management proxyholders pursuant to the solicitation will be voted in the manner best designed to cause the election of the maximum number of the Board of Directors' nominees. California statute and case law does not give specific instructions regarding the treatment of abstentions and broker nonvotes for companies such as the Company; however, the Company believes that California law provides that if shares are represented and voted on any issue at a shareholder meeting, their failure to vote "for" other issue (through either abstention or a broker nonvote) has the same effect as a negative vote on that other issue.

     At the Record Date, directors and executive officers of the Company may be deemed to be beneficial owners of an aggregate of __________________ shares of the Company's Common Stock (not including shares of the Common Stock issuable upon exercise of outstanding stock options and warrants) constituting less than 1% of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Such directors and executive officers have indicated to the Company that each such person intends to vote or direct the vote of all shares of Common Stock held or owned by such persons, or over which such person has voting control, in favor of all of the Proposals. The approval of the Proposals is not assured. See "Common Stock Ownership of Management."


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     The Board of Directors of the Company is currently composed of nine members. The Company's Sixth Restated Articles of Incorporation, as amended, divides the Board into two classes of directors serving staggered two-year terms, with one class of directors to be elected at each annual meeting of shareholders. All of the nominees are now serving as directors of the Company. Unless individual shareholders specify otherwise, each returned proxy will be voted for the election of Messrs. Conrad, Ramseier, Smith and Spath, who have each agreed to stand for election to hold office for a term of two years, expiring at the Annual Meeting of Shareholders in 1999, or until a successor is elected and has qualified, or for as many nominees of the Board of Directors as possible, such votes to be distributed among such nominees in the manner as the persons named in the enclosed proxy see fit.

     If, however, any of those named are unable to serve, or for good cause decline to serve at the time of the Annual Meeting, the persons named in the enclosed proxy will exercise discretionary authority to vote for substitutes. The Board of Directors is not aware of any circumstances that would render any nominee unavailable for election. Discretionary authority to cumulate votes is being solicited by the Board of Directors, and it is intended that the proxies received by the management proxyholders pursuant to the solicitation will be voted in a manner designed to cause the election of the maximum number of the Board of Directors' nominees.

            THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                     A VOTE FOR THE NOMINEES LISTED HEREIN.

NOMINEES FOR ELECTION TO TERMS WHICH EXPIRE AT THE 1999 ANNUAL MEETING OF SHAREHOLDERS

     Herbert J. Conrad, 64, served as President of the Pharmaceuticals Division and Senior Vice President of Hoffmann-La Roche Inc. ("Roche") from 1982 until his retirement in 1993. Mr. Conrad joined Roche in 1960 and held various positions over the years, including Senior Vice President of the Pharmaceuticals Division, Chairman of the Board of Medi-Physics, Inc. and Vice President, Public Affairs and Planning Division. Mr. Conrad was first elected director of the Company in 1994 and currently serves as a member of the Company's Compensation Committee. Mr. Conrad is a director of Gensia, Inc. ("Gensia"), a biopharmaceutical company, Biotechnology General Corp., a biotechnology company, and Bradley Pharmaceuticals, a pharmaceutical company.

     Gordon V. Ramseier, 52, has been Executive Director of a private consulting company, The Sage Group, since 1995. The Sage Group provides consulting services to companies in the health care field. Mr. Ramseier has operated a private consulting company since 1994, and also performed such consulting work from 1990 to 1992. Mr. Ramseier served as President and Chief Executive Officer of Onco Therapeutics, Inc. from 1992 until 1994. From 1986 to 1990,
Mr. Ramseier served as President and Chief Executive Officer of the Company.
Mr. Ramseier was first elected director of the Company in 1986 and currently serves as a member of the Company's Audit Committee.

     Charles G. Smith, Ph.D., 69, has operated a private consulting company since 1986 and is currently a consultant for several health care companies. Prior to his consulting work, Dr. Smith served with Revlon Health Care Group as Vice President of Research and Development from 1975 to 1986 and is a founder of Vanguard Medical Ltd., a British start-up company. Dr. Smith was first elected director of the Company in 1988 and also serves as a member of the Company's Scientific Advisory Board.

     Walter F. Spath, 52, joined the Company in 1988 and currently serves as Senior Vice President, Sales and Marketing, and has served as a director since 1991. Prior to joining the Company, Mr. Spath was Corporate Vice President, Commercial Development, at Searle Pharmaceuticals ("Searle") from 1986 to 1988, where he also served in a variety of sales and marketing positions from 1975 to 1986. Prior to joining Searle, Mr. Spath was a marketing manager at Pfizer Pharmaceuticals. Mr. Spath received an MBA in Marketing from University of Maryland and a B.S. in Economics from Villanova.

DIRECTORS WHOSE TERMS EXPIRE AT THE 1998 ANNUAL MEETING OF SHAREHOLDERS

     James C. Blair, Ph.D., 57, has served as a general partner of Domain Associates, a venture capital management company, since 1985. Dr. Blair was first elected director of the Company in 1986 and currently serves as a member of both the Company's Compensation Committee and the Audit Committee. Dr. Blair is currently a director of Amylin Pharmaceuticals, Inc. ("Amylin"), CoCensys Inc., Gensia, and Houghten Pharmaceuticals, Inc. ("Houghten"), all biopharmaceutical companies.

     Joseph C. Cook, 55, has been President of Cambrian Associates, LLC since 1994 and has been a principal of Life Science Advisors, LLC ("Life Science Advisors") since it was founded in 1994. Mr. Cook retired as Group Vice President, Global Manufacturing, Engineering and Corporate Quality at Eli Lilly and Company ("Lilly") in 1993. During his 28 years with Lilly, Mr. Cook was Vice President of Sales and Marketing, Chief Financial Officer for Elanco Products Company, and General Manager of a worldwide business unit of Lilly.
Mr. Cook joined the Company's Board of Directors in 1995 and currently serves as a member of the Company's Audit Committee. He is currently a director of Amylin, NABI, Inc., a biopharmaceutical company, and Personnel Management, Inc., a temporary services company.

     Cam L. Garner, 49, joined the Company in 1989 as Executive Vice President of the Company (formerly Immunetech Pharmaceuticals), President of the Company's former subsidiary and a director. He has served as President and Chief Executive Officer of the Company since 1990 and was named Chairman of the Board in 1995. Prior to joining the Company, Mr. Garner served as President of Syntro Corporation, a biotechnology company, from 1987 to 1989. Mr. Garner is currently a director of Safeskin Corporation, a manufacturer of medical supplies, and Houghten. Mr. Garner received an MBA from Baldwin-Wallace College and a B.S. in Biology from Virginia Wesleyan College.

     David F. Hale, 48, has served as President and Chief Executive Officer of Gensia since 1987. Prior to joining Gensia, Mr. Hale was President and Chief Executive Officer of Hybritech Incorporated ("Hybritech"), a biotechnology company which was acquired by Lilly in 1986. Mr. Hale was first elected director of the Company in 1986 and currently serves as a member of the Company's Compensation Committee. Mr. Hale is currently a director and Chairman of the Board of Gensia.

     David S. Kabakoff, 49, joined the Company in 1996 as a director and Executive Vice President, and as President and Chief Executive Officer of Spiros Development Corporation ("Spiros Corp."). From 1989 to 1996, he was employed by Corvas International, Inc., a biopharmaceutical company ("Corvas"), and served in a number of capacities during that time period, including Chief Executive Officer, President, Chief Operating Officer and Chairman of the Board. From 1983 to 1989, Dr. Kabakoff was employed by Hybritech, most recently as Senior Vice President of Research and Development-Diagnostics. Dr. Kabakoff is a director of Spiros Corp. Dr. Kabakoff received a Ph.D. in Organic Chemistry from Yale University and a B.A. in Chemistry from Case Western Reserve University.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors met a total of eight times during the fiscal year ended December 31, 1996. With the exception of Mr. Hale, each director attended at least 75% of the aggregate of (i) the total meetings of the Board of Directors (held during the period for which he has been a director) and
(ii) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

     The Company has a standing Compensation Committee currently composed of three non-employee directors: Dr. Blair, Mr. Conrad and Mr. Hale. The Compensation Committee met three times in fiscal 1996. The Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for executive officers and key employees of the Company, including salary and stock options. The Committee is also responsible for granting stock awards, stock options, stock appreciation rights and other awards to be made under the Company's existing incentive compensation plan. The Company also has a standing Audit Committee currently composed of the following three directors: Dr. Blair, Mr. Cook and Mr. Ramseier. During fiscal 1996, the Audit Committee met once. The Audit Committee assists in selecting the independent auditors, designating services they are to perform and maintaining effective communication with those auditors. The Company does not have a standing Nominating Committee or any other committee performing similar functions, as such matters are considered at meetings of the full Board of Directors.


                                   PROPOSAL 2

                   REINCORPORATION OF THE COMPANY IN DELAWARE
                AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS

GENERAL

     The Board of Directors has unanimously approved a proposal to change the Company's state of incorporation from California to Delaware. The Board of Directors believes the change in domicile to be in the best interests of the Company and its shareholders for several reasons. Principally, the Board of Directors believes that reincorporation will enhance the Company's ability to attract and retain qualified members of the Company's Board of Directors as well as encourage directors to continue to make independent decisions in good faith on behalf of the Company. The Company believes that the more favorable corporate environment afforded by Delaware will enable it to compete more effectively with other public companies, most of which are incorporated in Delaware, to attract new directors and to retain its current directors. To date, the Company has not experienced difficulty in retaining directors. Reincorporation in Delaware will allow the Company the increased flexibility and predictability afforded by Delaware law. Concurrent with the reincorporation, the Company proposes to adopt or maintain certain measures designed to make hostile takeovers of the Company more difficult. The Board believes that adoption of these measures will enable the Board to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to the Company and its shareholders.

     In recent years, a number of major public companies have obtained the approval of their shareholders to reincorporate in Delaware. For the reasons explained below, the Company believes it is beneficial and important that the Company likewise avail itself of Delaware law.

     For many years Delaware has followed a policy of encouraging incorporation in that state. In furtherance of that policy, Delaware has adopted comprehensive corporate laws which are revised regularly to meet changing business circumstances. The Delaware legislature is particularly sensitive to issues regarding corporate law and is especially responsive to developments in modern corporate law. The Delaware courts have developed considerable expertise in dealing with corporate issues as well as a substantial body of case law construing Delaware's corporate law. As a result of these factors, it is anticipated that Delaware law will provide greater predictability in the Company's legal affairs than is presently available under California law.

     In 1986, Delaware amended its corporate law to allow corporations to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. The directors have elected to adopt such a provision in the Delaware certificate and bylaws. It should be noted that Delaware law does not permit a Delaware corporation to limit or eliminate the liability of its directors for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit or for violations of federal laws such as the federal securities laws. The Board of Directors believes that Delaware incorporation will enhance the Company's ability to recruit and retain directors in the future, however, the shareholders should be aware that such a provision inures to the benefit of the directors, and the interest of the Board of Directors in recommending the reincorporation may therefore be in conflict with the interests of the shareholders. See "--Indemnification and Limitation of Liability" for a more complete discussion of these issues.

     In 1987, California amended its corporate law in a manner similar to Delaware to permit a California corporation to limit the personal monetary liability of its directors for their conduct as directors under certain circumstances. Nonetheless, the Board of Directors believes that the protection from liability for directors is somewhat greater under the Delaware law than under the California law and therefore that the Company's objectives in adopting this type of provision can be better achieved by reincorporation in Delaware.

     The interests of the Board of Directors of the Company, management and affiliated shareholders in voting on the reincorporation proposal may not be the same as those of unaffiliated shareholders. Delaware law does not afford minority shareholders some of the rights and protections available under California law. Reincorporation of the Company in Delaware may make it more difficult for minority shareholders to elect directors and influence Company policies. A discussion of the principal differences between California and Delaware law as they affect shareholders begins on page 6 of this Proxy Statement.

     In addition, portions of the reincorporation proposal may have the effect of deterring hostile takeover attempts. A hostile takeover attempt may have a positive or a negative effect on the Company and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of the Company and its shareholders. Accordingly, the reincorporation plan includes certain proposals that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the Board of Directors as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of the Company which is not presented to and approved by the Board of Directors, but which a substantial number and perhaps even a majority of the Company's shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     The proposed reincorporation would be accomplished by merging the Company into a newly-formed Delaware corporation which, just before the merger, will be a wholly-owned subsidiary of the Company (the "Delaware Company"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached as Exhibit A to this Proxy Statement. Upon the effective date of the merger, the Delaware Company's name will be Dura Pharmaceuticals, Inc. The reincorporation will not result in any change in the Company's business, assets or liabilities, will not cause its corporate headquarters to be moved and will not result in any relocation of management or other employees.

     On the effective date of the proposed reincorporation, each outstanding share of Common Stock of the Company will automatically convert into one share of Common Stock of the Delaware Company, and shareholders of the Company will automatically become shareholders of the Delaware Company. On the effective date of the reincorporation, the number of outstanding shares of Common Stock of the Delaware Company will be equal to the number of shares of Common Stock of the Company outstanding immediately prior to the effective date of the reincorporation. In addition, each outstanding option, warrant or right to acquire shares of Common Stock of the Company will be converted into an option or right to acquire an equal number of shares of Common Stock of the Delaware Company, under the same terms and conditions as the original options or rights. All of the Company's employee benefit plans, including the 401(k) Profit Sharing Plan, the Deferred Compensation Plan and the 1992 Stock Option Plan, will be adopted and continued by the Delaware Company following the reincorporation. Shareholders should recognize that approval of the proposed reincorporation will constitute approval of the adoption and assumption of those plans by the Delaware Company.

     No action need be taken by shareholders to exchange their stock certificates now; this will be accomplished at the time of the next transfer by the shareholder. Certificates for shares in the Company will automatically represent an equal number of shares in the Delaware Company upon completion of the merger.

     The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present in person or represented by proxy and voting at the Annual Meeting is required for approval of the reincorporation. For purposes of the vote, abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved. If approved by the shareholders, it is anticipated that the reincorporation would be completed as soon thereafter as practicable. The reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if in the opinion of the Board of Directors, circumstances arise that make such action advisable; provided, that any amendment that would effect a material change from the charter provisions discussed in this Proxy Statement would require further approval by the holders of a majority of the outstanding shares of the Common Stock.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

     In general, the Company's corporate affairs are governed at present by the corporate law of California, the Company's state of incorporation, and by the Company's Sixth Restated Articles of Incorporation, as amended (the "California Articles") and the Company's Amended and Restated Bylaws (the "California Bylaws"), which have been adopted pursuant to California law.
The California Articles and California Bylaws are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Dura Pharmaceuticals, Inc., 5880 Pacific Center Boulevard, San Diego, California 92121-4204, Attention: Corporate Secretary.

     If the reincorporation proposal is adopted, the Company will merge into, and its business will be continued by, the Delaware Company. Following the merger, issues of corporate governance and control would be controlled by Delaware, rather than California law (however, see "--Application of California Law After Reincorporation"). The California Articles and California Bylaws, will, in effect, be replaced by the Certificate of Incorporation of the Delaware Company (the "Delaware Certificate") and the bylaws of the Delaware Company (the "Delaware Bylaws"), copies of which are attached as Exhibits B and C to this Proxy Statement. Accordingly, the differences among these documents and between Delaware and California law are relevant to your decision whether to approve the reincorporation proposal.

     A number of differences between California and Delaware law and among the various charter documents are summarized in the chart below. Shareholders are requested to read the following chart in conjunction with the discussion following the chart and the Merger Agreement, the Delaware Certificate and the Delaware Bylaws attached to this Proxy Statement. For each item summarized in the chart, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.


 ISSUE              DELAWARE                        CALIFORNIA
 -----              --------                        ----------

 Limitation of      Delaware law permits the        California law contains
 Liability of       limitation of liability of      additional exceptions to
 Directors and      directors and officers to the   the liability limitations
 Officers           Company except in connection    of directors and officers.
 (see page 8).      with (i) breaches of the duty
                    of loyalty; (ii) acts or
                    omissions not in good faith or
                    involving intentional
                    misconduct or knowing
                    violations of law; (iii) the
                    payment of unlawful dividends
                    or unlawful stock repurchases
                    or redemptions; or (iv)
                    transactions in which a
                    director received an improper
                    personal benefit.

 Indemnification    Delaware law permits somewhat   California Law permits
 of Directors and   broader indemnification and     indemnification under
 Officers           could result in                 certain circumstances,
 (see page 9).      indemnification of directors    subject to certain
                    and officers in circumstances   limitations.
                    where California law would not
                    permit indemnification.

 ISSUE              DELAWARE                        CALIFORNIA
 -----              --------                        ----------
 Cumulative Voting  Cumulative voting not           Cumulative voting is
 for Directors      available under Delaware law    mandatory upon notice given
 (see page 11).     because not provided in the     by a shareholder at a
                    Delaware Certificate.           shareholders' meeting at
                                                    which directors are to be
                                                    elected.  California law
                                                    permits Nasdaq National
                                                    Market System ("Nasdaq")
                                                    corporations with over 800
                                                    equity security holders to
                                                    eliminate cumulative
                                                    voting.

 Number of          Determined solely by            Determined by the Board of
 Directors (see     resolution of the Board of      Directors within a range
 page 11).          Directors.                      set in the California
                                                    Bylaws.  Changes in the
                                                    authorized range must be
                                                    approved by the
                                                    shareholders.

 Removal of         Removal with or without cause   Removal with or without
 Directors by       by affirmative vote of a        cause by affirmative vote
 Shareholders       majority of the outstanding     of a majority of the
 (see page 11).     shares.                         outstanding shares,
                                                    provided that shares voting
                                                    against removal could not
                                                    elect such director under
                                                    cumulative voting.

 Filling Board      Delaware law provides for the   California law permits (a)
 Vacancies          Delaware Court of Chancery to   any holder of 5% or more of
 (see page 12).     order an election to fill       the corporation's voting
                    vacancies or newly created      stock ("Voting Stock") or
                    directorships upon the          (b) the superior court of
                    application of the holders of   the appropriate county to
                    10% of the outstanding shares   call a special meeting of
                    having a right to vote for      shareholders to elect the
                    such directors if, at the time  entire board if, after
                    of filling such vacancies or    filling any vacancy, the
                    directorships, the directors    directors then in office
                    then in office constitute less  who have been elected by
                    than a majority of the entire   the shareholders constitute
                    board as constituted            less than a majority of the
                    immediately prior to any        directors then in office.
                    increase.

 Who May Call       The Board of Directors, the     The Board of Directors, the
 Special            Chairman of the Board or the    Chairman of the Board, the
 Shareholder        Chief Executive Officer.        President, or holders of
 Meeting (see page                                  10% of the shares entitled
 12).                                               to vote at the  special
                                                    meeting.

 Action by Written  Action by written consent not   Action by written consent
 Consent of         permitted by Delaware           not permitted by California
 Shareholders in    Certificate.  All shareholder   Articles.  All shareholder
 Lieu of a          action must take place by a     action must take place by a
 Shareholder Vote   shareholder vote at a meeting   shareholder vote at a
 at Shareholder     of shareholders.                meeting of shareholders.
 Meeting
 (see page 13).

 Tender Offer       Restricts hostile two-step      No comparable statute.  The
 Statute (see page  takeovers.                      California Articles include
 13).                                               a Fair Price provision
                                                    similar in effect to the
                                                    Delaware statute.

 ISSUE              DELAWARE                        CALIFORNIA
 -----              --------                        ----------
 Amendment of       Amendments to provisions        Amendments to provisions
 Certificate        relating to the establishment   relating to the
 (see page 15).     of the number of directors,     establishment of the number
                    advance notice of shareholder   of directors, advance
                    proposals and nominations,      notice of shareholder
                    shareholder action without a    proposals and nominations,
                    meeting and cumulative voting   shareholder action without
                    require approval by a simple    a meeting, cumulative
                    majority of the Voting Stock    voting and the Fair Price
                    of the Delaware Company.        provision require approval
                                                    by a simple majority of the
                                                    Voting Stock of the
                                                    Company.

 Loans to Officers  Board of Directors may          Loans must be approved or
 and Directors      authorize if expected to        ratified by a majority of
 (see page 15).     benefit the Company.            the outstanding shares.

 Class Vote for     Generally not required unless   A reorganization
 Reorganizations    a reorganization adversely      transaction must generally
 (see page 15).     affects a specific class of     be approved by a majority
                    shares.                         vote of each class of
                                                    shares outstanding.

 Right of           Permitted for any purpose       Permitted for any purpose
 Shareholders to    reasonably related to such      reasonably related to such
 Inspect            shareholder's interest as a     shareholder's interest as a
 Shareholder List   shareholder.                    shareholder.  Also, an
 (see page 16).                                     absolute right to 5%
                                                    shareholders and certain 1%
                                                    shareholders.

 Appraisal Rights   Generally available if          Available in certain
 (see page 16).     shareholders receive cash in    circumstances if the
                    exchange for the shares and in  holders of 5% of the class
                    certain other circumstances.    assert such rights.

 Dividends          Paid from surplus (including    Generally limited to the
 (see page 16).     paid-in and earned surplus or   greater of (i) retained
                    net profits).                   earnings or (ii) an amount
                                                    which would leave the
                                                    Company with assets of 125%
                                                    of liabilities and current
                                                    assets of 100% of current
                                                    liabilities.

 Other              Responsive legislature and
 (see page 4).      larger body of corporate case
                    law in Delaware provides more
                    predictable corporate legal
                    environment in Delaware.


INDEMNIFICATION AND LIMITATION OF LIABILITY

     LIMITATIONS ON DIRECTOR LIABILITY.

     Both California and Delaware permit a corporation to limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of certain duties as a director. The California and Delaware laws adopt a self-governance approach by enabling a corporation to take advantage of these provisions only if an amendment to the charter limiting such liability is approved by a majority of the outstanding shares or such language is included in the original charter.

     The California Articles eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director;

(c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders: (f) interested transactions between the corporation and a director in which a director has a material financial interest: and (g) liability for improper distributions, loans or guarantees.

     The Delaware Certificate also eliminates the liability of directors to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for (a) breaches of the director's duty of loyalty to the corporation or its shareholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provision also may not limit director's liability for violation of, or otherwise relieve the Delaware Company or its directors from the necessity of complying with, federal or state securities laws or affect the availability of non-monetary remedies such as injunctive relief or rescission.

     Shareholders should recognize that the proposed reincorporation and associated measures are designed to shield a director from suits by the Delaware Company or its shareholders for monetary damages for negligence or gross negligence by the director in failing to satisfy the director's duty of care.
As a result, an action for monetary damages against a director predicated on a breach of the duty of care would be available only if the Delaware Company or its shareholders were able to establish that the director was disloyal in his or her conduct, failed to act in good faith, engaged in intentional misconduct, knowingly violated the law, derived an improper personal benefit or approved an illegal dividend or stock repurchase. Consequently, the effect of such measures may be to limit or eliminate an effective remedy which might otherwise be available to a shareholder who is dissatisfied with the Board of Directors' decisions. Although an aggrieved shareholder could sue to enjoin or rescind an action taken or proposed by the Board of Directors, such remedies may not be timely or adequate to prevent or redress injury in all cases.

     The Company believes that directors are motivated to exercise due care in managing the Company's affairs primarily by concern for the best interests of the Company and its shareholders rather than by the fear of potential monetary damage awards. As a result, the Company believes that the reincorporation proposal should sustain the Board of Directors' continued high standard of corporate governance without any decrease in accountability by directors to the Company and its shareholders.

     INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     The California Bylaws and Delaware Bylaws relating to indemnification similarly require that the Company and the Delaware Company, respectively, indemnify its directors and its executive officers and officers to the fullest extent permitted by the respective state law, provided, that the Company may modify the extent of such indemnification by individual contracts with its directors and executive officers, and, provided, further, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions. Such Bylaws permit the Company and the Delaware Company to provide indemnification to their other officers, employees and agents as set forth in the respective state law. Such indemnification is intended to provide the full flexibility available under such laws. The Delaware Bylaws contain provisions similar to the California Bylaws with respect to advances in that the Delaware Company is required to advance expenses related to any proceeding contingent on such persons' commitment to repay any advances unless it is determined ultimately that such persons are entitled to be indemnified.

     California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. There are nonetheless certain differences between the laws of the two states.

     California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made without court approval when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders, unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made under California law, without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a threatened or pending action or amounts incurred in defending a pending action which is settled or otherwise disposed of without court approval. Delaware allows indemnification of such expenses without court approval.

     Indemnification is permitted by both California and Delaware law providing the requisite standard of conduct is met, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action.

     California law requires indemnification when the individual has successfully defended the action on the merits (as opposed to Delaware law which requires indemnification relating to a successful defense on the merits or otherwise).

     Delaware law generally permits indemnification of expenses incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the shareholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended the action on the merits or otherwise.

     California corporations may include in their articles of incorporation a provision which extends the scope of indemnification through agreements, bylaws or other corporate action beyond that specifically authorized by statute. The California Articles include such a provision.

     A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Under Delaware law, rights to indemnification and expenses are non-exclusive, in that they need not be limited to those expressly provided by statute. California law is similar in that it permits non-exclusive indemnification if authorized in the Company's charter. The California Articles contain such an enabling provision. Under Delaware law and the Delaware Bylaws, the Delaware Company is permitted to indemnify its directors, officers, employees and other agents, within the limits established by law and public policy, pursuant to an express contract, bylaw provision, shareholder vote or otherwise, any or all of which could provide indemnification rights broader than those currently available under the California Bylaws or the California indemnification statutes. If the reincorporation is approved, the Company intends to enter into indemnification agreements with its officers and directors.

     The indemnification and limitation of liability provisions of California law, and not Delaware law, will apply to actions of the directors and officers of the Company made prior to the proposed reincorporation. Nevertheless, the Board of Directors has recognized in considering this reincorporation proposal that the individual directors have a personal interest in obtaining the application of Delaware law to such indemnity and limitation of liability issues affecting them and the Company in the event they arise from a potential future case, and that the application of Delaware law, to the extent that any director or officer is actually indemnified in circumstances where indemnification would not be available under California law, would result in expense to the Company which the Company would not incur if the Company were not reincorporated. The Board of Directors believes, however, that the overall effect of reincorporation is to provide a corporate legal environment that enhances the Company's ability to attract and retain high quality outside directors and thus benefits the interests of the Company and its shareholders.

     There is no pending or, to the Company's knowledge, threatened litigation to which any of its directors is a party in which the rights of the Company or its shareholders would be affected if the Company currently were subject to the provisions of Delaware law rather than California law.

     California and Delaware corporate law, the California Bylaws and the Delaware Bylaws, as well as any indemnity agreements, may permit indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board of Directors has been advised that, in the opinion of the Securities and Exchange Commission (the "SEC"), indemnification for liabilities arising under the Securities Act is contrary to public policy and is therefore unenforceable, absent a decision to the contrary by a court of appropriate jurisdiction.

CUMULATIVE VOTING FOR DIRECTORS

     Cumulative voting permits the holder of each share of stock entitled to vote in the election of directors to cast that number of votes which equal the number of directors to be elected. The holder may allocate all votes represented by a share to a single candidate or may allocate those votes among as many candidates as he or she chooses. Thus, a shareholder with a significant minority percentage of the outstanding shares may be able to elect one or more directors if voting is cumulative. In contrast, under non-cumulative voting, the holder or holders of a majority of the shares entitled to vote in an election of directors will be able to elect all the directors of the Company.

     Under California law, cumulative voting in the election of directors is mandatory upon notice given by a shareholder at a shareholders' meeting at which directors are to be elected. In order to cumulate votes a shareholder must give notice at the meeting, prior to the voting, of the shareholder's intention to vote cumulatively. If any one shareholder gives such a notice, all shareholders may cumulate their votes. However, California law permits a company, by amending its articles of incorporation or bylaws, to eliminate cumulative voting when the Company's shares are listed on a national stock exchange or traded on the Nasdaq and are held by at least 800 equity security holders.

     Cumulative voting is not available under Delaware law unless so provided in the corporation's certificate of incorporation. The Delaware Certificate does not provide for cumulative voting.

     The elimination of cumulative voting could deter investors from acquiring a minority block in the Company with a view toward obtaining a board seat and influencing Company policy. It is also conceivable that the absence of cumulative voting might deter efforts to seek control of the Company on a basis which some shareholders might deem favorable.

OTHER MATTERS RELATING TO DIRECTORS

     NUMBER OF DIRECTORS.

     California law allows the number of persons constituting the board of directors of a corporation to be fixed by the bylaws or the articles of incorporation, or permits the bylaws to provide that the number of directors may vary within a specified range, the exact number to be determined by the board of directors. California law further provides that, in the case of a variable board, the maximum number of directors may not exceed two times the minimum number minus one. The California Bylaws provide for a Board of Directors that may vary between five and nine members, inclusive, and the Board of Directors has fixed the exact number of directors at nine. California law also requires that any change in the range of a variable Board of Directors specified in the articles and bylaws must be approved by a majority in interest of the outstanding shares entitled to vote (or such greater proportion of the outstanding shares as may be required by the articles of incorporation), provided that a change reducing the minimum number of directors to less than three cannot be adopted if votes cast against its adoption are equal to more than 16 2/3% of the outstanding shares entitled to vote. The California Bylaws require that any amendment reducing the minimum number of directors cannot be adopted if votes cast against are equal to more than 16 2/3% of the outstanding shares entitled to vote.

     Delaware law permits a board of directors to change the authorized number of directors by amendment to the bylaws unless the number of directors is fixed in the certificate of incorporation or the manner of fixing the number of directors is set forth in the certificate of incorporation, in which case the number of directors may be changed only by amendment of the certificate of incorporation or consistent with the manner specified in the certificate of incorporation, as the case may be. The Delaware Certificate provides that the exact number of directors shall be fixed from time to time exclusively by the Board of Directors by resolution.

     REMOVAL OF DIRECTORS.

     Under California law, a director may be removed with or without cause by the affirmative vote of a majority of the outstanding shares, provided that the shares voted against removal would not be sufficient to elect the director by cumulative voting. Under Delaware law, unless the board is classified or cumulative voting is permitted, a director can be removed from office during his term by shareholders with or without cause by the holders of a majority of the shares then entitled to vote at an election of directors. The Delaware Certificate provides that the Company's directors may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of Voting Stock of the Company. The term "cause" with respect to the removal of directors is not defined in the Delaware General Corporation Law and its meaning has not been precisely delineated by the Delaware courts.

     FILLING BOARD VACANCIES.

     Under California law, if, after the filling of any vacancy by the directors of a corporation, the directors then in office who have been elected by the corporation's shareholders constitute less than a majority of the directors then in office, then: (i) any holder of more than 5% of the corporation's Voting Stock may call a special meeting of shareholders, or (ii) the superior court of the appropriate county may order a special meeting of the shareholders to elect the entire board of directors of the corporation. Delaware law provides that if, at the time of filling any vacancy or newly created directorship, the directors then in office constitute less than a majority of the entire board of directors as constituted immediately prior to any increase, the Delaware Court of Chancery may, upon application of any shareholder or shareholders holding at least 10% of the total number of shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships or to replace the directors chosen by the directors then in office.

     The proposed Delaware Certificate and Delaware Bylaws provide that vacancies shall, unless the Board of Directors determines by resolution that any such vacancies be filled by the shareholders or as otherwise provided by law, be filled only by the affirmative vote of a majority of directors then in office, even if such directors comprise less than a quorum of the Board of Directors.

CAPITALIZATION

     Currently, the Company's capital stock consists of 100,000,000 authorized shares of Common Stock, no par value, of which _________________ shares are issued and outstanding as of March 31, 1997, and 5,000,000 authorized shares of Preferred Stock, no par value, none of which are issued and outstanding as of March 31, 1997.

     Upon the effectiveness of the reincorporation, the Delaware Company will have the same number of outstanding shares of Common Stock that the Company had outstanding immediately prior to the reincorporation.

     The capitalization of the Delaware Company is identical to the capitalization of the Company with the addition of a per share par value, with authorized capital stock of 100,000,000 shares of Common Stock, $.001 par value, and 5,000,000 shares of Preferred Stock, $.001 par value, consistent with maintaining adequate capitalization for the current needs of the Company. The Delaware Company's authorized but unissued shares of Preferred Stock will be available for future issuance.

     Under the Delaware Certificate, as under the California Articles, the Board of Directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of Preferred Stock and to fix the number of shares constituting any such series and to determine the designation thereof.

     The Board of Directors may authorize the issuance of Preferred Stock for the purpose of adopting shareholder rights plans or in connection with various corporate transactions, including corporate partnering arrangements. If the reincorporation is approved, it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of Preferred Stock, except as required by law or regulation. See "--Anti-Takeover Measures."

SHAREHOLDER POWER TO CALL SPECIAL SHAREHOLDERS' MEETING

     Under California law, a special meeting of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the holders of shares entitled to cast not less than 10% of the votes at such meeting and such persons as are authorized by the articles of incorporation or bylaws. Under Delaware law, a special meeting of shareholders may be called by the Board of Directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Delaware Certificate and Delaware Bylaws provide that such a meeting may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer. Pursuant to the Delaware Certificate and Delaware Bylaws, if the meeting is called by a person or persons other than the Board of Directors, (i.e., by the Chairman of the Board of Directors or the Chief Executive Officer) the Board of Directors shall determine the time and the place of such meeting which shall be from 35 to 120 days after the receipt of the request for the meeting.

ACTION BY WRITTEN CONSENT OF SHAREHOLDERS

     Under California and Delaware law, shareholders may execute an action by written consent in lieu of a shareholder meeting. Both California and Delaware law permits a corporation to eliminate such actions by written consent in its charter. The Delaware Certificate, like the California Articles, continues to prohibit actions by written consent of shareholders.

     Prohibition of such shareholder written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The prohibition of shareholder written consents may deter hostile takeover attempts because of the lengthened shareholder approval process. Without the ability to act by written consent, a holder or group of holders controlling a majority in interest of the Delaware Company's capital stock will not be able to amend the Delaware Bylaws or remove directors pursuant to a written consent. Any such holder or group of holders would have to wait until a shareholders' meeting was held to take any such action. The Board of Directors believes this provision, like the other provisions to be included in the Delaware Certificate and Delaware Bylaws, will enhance the Board of Directors' opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     There is no specific statutory requirement under either California or Delaware law with regard to advance notice of director nominations and shareholder proposals. Absent a bylaw restriction, director nominations and shareholder proposals may be made without advance notice at the annual meeting. However, federal securities laws generally provide that shareholder proposals that the proponent wishes to include in the Company's proxy materials must be received not less than 120 days in advance of the date stated in the proxy statement released in connection with the previous year's annual meeting.

     The Delaware Bylaws provide that, in order for director nominations or shareholder proposals to be properly brought before the annual meeting, the shareholder must have delivered timely notice to the Secretary of the corporation. To be timely under the Delaware Bylaws, notice must be delivered not less than 120 days prior to the date stated in the Company's proxy statement released to stockholders in connection with the previous year's annual meeting. If no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, the Delaware Bylaws will provide that notice must be given not more than 90 days nor less than 60 days prior to the annual meeting. Proper notice under the federal securities laws for a proposal to be included in the Company's proxy materials will constitute proper notice under the Delaware Bylaws. These notice requirements help ensure that shareholders are aware of all proposals to be voted on at the annual meeting and have the opportunity to consider each proposal in advance of the annual meeting.

ANTI-TAKEOVER MEASURES

     Delaware law has been widely viewed to permit a corporation greater flexibility in governing its internal affairs and its relationships with shareholders and other parties than do the laws of many other states, including California. In particular, Delaware law permits a corporation to adopt a number of measures designed to reduce a corporation's vulnerability to hostile takeover attempts. Such measures are either not currently permitted or are more narrowly drawn under California law. Among these measures are the establishment of a classified board of directors and the elimination of the right of shareholders to call special shareholders' meetings, each of which is described above. In addition, certain types of "poison pill" defenses (such as shareholder rights plans) have been upheld by Delaware courts, while California courts have yet to decide on the validity of such defenses, thus rendering their effectiveness in California less certain.

     As discussed above, numerous differences between California and Delaware law, effective without additional action by the Delaware Company, could have a bearing on unapproved takeover attempts. One such difference is the existence of a Delaware statute regulating tender offers, which statute is intended to limit coercive takeovers of companies incorporated in that state. California has no comparable statute, but the California Articles include a Fair Price provision similar to the Delaware statute, which prevents potential acquirors who purchase a controlling interest in the Company for a certain price from acquiring the remainder of the shares at a lesser price. Delaware law provides that a corporation may not engage in any business combination with any interested shareholder for a period of three years following the date that such shareholder became an interested shareholder, unless (i) prior to the date the shareholder became an interested shareholder the Board of Directors approved the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Stock, or (iii) the business combination is approved by the Board of Directors and authorized by 66 2/3% of the outstanding Voting Stock which is not owned by the interested shareholder. An interested shareholder means any person that is the owner of 15% or more of the outstanding Voting Stock, however, the statute provides for certain exceptions to parties who otherwise would be designated interested shareholders, including an exception for parties that held 15% or more of the outstanding Voting Stock as of December 23, 1987. Any corporation may decide to opt out of the statute in its original certificate of incorporation or, at any time, by action of its shareholders. The Company has no present intention of opting out of the statute.

     There can be no assurance that the Board of Directors would not adopt any further anti-takeover measures available under Delaware law (some of which may not require shareholder approval). Moreover, the availability of such measures under Delaware law, whether or not implemented, may have the effect of discouraging a future takeover attempt which a majority of the Delaware Company's shareholders may deem to be in their best interests or in which shareholders may receive a premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such transactions may not have the opportunity to do so. Shareholders should recognize that, if adopted, the effect of such measures, along with the possibility of discouraging takeover attempts, may be to limit in certain respects the rights of shareholders of the Delaware Company compared with the rights of shareholders of the Company.

     The Board of Directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the Board of Directors believes that the potential disadvantages of unapproved takeover attempts (such as disruption of the Company's business and the possibility of terms which may be less than favorable to all of the shareholders than would be available in a board-approved transaction) are sufficiently great such that prudent steps to reduce the likelihood of such takeover attempts and to enable the Board of Directors to fully consider the proposed takeover attempt and actively negotiate its terms are in the best interests of the Company and its shareholders.

     In addition to the various anti-takeover measures that would be available to the Delaware Company after the reincorporation due to the application of Delaware law, the Delaware Company would retain the rights currently available to the Company under California law to issue shares of its authorized but unissued capital stock. Following the effectiveness of the proposed reincorporation, shares of authorized and unissued Common Stock and Preferred Stock of the Delaware Company could (within the limits imposed by applicable law) be issued in one or more transactions, or Preferred Stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of the Delaware Company. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of Common Stock and Preferred Stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of the Delaware Company.

     It should be noted that the voting rights to be accorded to any unissued series of Preferred Stock of the Delaware Company ("Delaware Preferred Stock") remain to be fixed by the Delaware Company Board of Directors. Accordingly, if the Delaware Company Board of Directors so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Common Stock of the Delaware Company under certain circumstances or have other terms which might make acquisition of a controlling interest in the Delaware Company more difficult or more costly, including the right to elect additional directors to the Delaware Board of Directors. Potentially, the Delaware Preferred Stock could be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of the Delaware Company. Also, the Delaware Preferred Stock could be privately placed with purchasers who might side with the management of the Delaware Company in opposing a hostile tender offer or other attempt to obtain control.

     If the reincorporation is approved it is not the present intention of the Board of Directors to seek shareholder approval prior to any issuance of the Preferred Stock or Common Stock of the Delaware Company, except as required by law or regulation. Frequently, opportunities arise that require prompt action, and it is the belief of the Board of Directors that the delay necessary for shareholder approval of a specific issuance would be a detriment to the Delaware Company and its shareholders. The Board of Directors does not intend to issue any Preferred Stock except on terms which the Board of Directors deems to be in the best interests of the Delaware Company and its then existing shareholders.

AMENDMENT OF CERTIFICATE

     Both the California Articles and the Delaware Certificate provide that the provisions relating to the (i) establishment of the number of directors, (ii) advance notice of shareholder proposals and nominations, (iii) shareholder action without a meeting and (iv) cumulative voting can only be amended by the affirmative vote of the holders of a majority of the Voting Stock of the Company and the Delaware Company, respectively.

AMENDMENT OF BYLAWS

     Both the California Bylaws and the Delaware Bylaws provide that the provisions relating to the (i) establishment of the number of directors, (ii) advance notice of shareholder proposals and nominations, (iii) shareholder action without a meeting, (iv) cumulative voting, (v) filling vacancies on the Board of Directors, (vi) excessive compensation and (vii) loans to officers can only be amended by the affirmative vote of the holders of a majority of the Voting Stock of the Company and the Delaware Company, respectively.

LOANS TO OFFICERS, DIRECTORS AND EMPLOYEES

     California law provides that any loan or guaranty (other than loans to permit the purchase of shares under certain stock purchase plans) for the benefit of any officer or director, or any employee benefit plan authorizing such loan or guaranty (except certain employee stock purchase plans), must be approved by the shareholders of a California corporation.

     Under Delaware law, a corporation may make loans to, or guarantee the obligations of, officers or other employees when, in the judgment of the board of directors, the loan or guaranty may reasonably be expected to benefit the corporation. Both California law and Delaware law permit such loans or guaranties to be unsecured and without interest.

CLASS VOTE FOR CERTAIN REORGANIZATIONS

     With certain exceptions, California law requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. Delaware law generally does not require class voting for such transactions, except in certain situations involving an amendment to the certificate of incorporation which adversely affects a specific class of shares.

     California law also requires that holders of a California corporation's common stock receive nonredeemable common stock in a merger of the corporation with the holder (or an affiliate of the holder) of more than 50% but less than 90% of its common stock, unless all of the holders of its common stock consent to the merger or the merger has been approved by the California Commissioner of Corporations at a "fairness" hearing. This provision of California law may have the effect of making a cash "freezeout" merger by a majority shareholder more difficult to accomplish. A cash freezeout merger is a transaction whereby a minority shareholder is forced to relinquish his share ownership in a corporation in exchange for cash, subject in certain instances to dissenters rights. Delaware law has no comparable provision.

INSPECTION OF SHAREHOLDER LISTS

     California law provides for an absolute right of inspection of the shareholder list for shareholders holding 5% or more of a corporation's Voting Stock or shareholders holding 1% or more of such shares who have filed a
Schedule 14B with the SEC. Delaware law provides no such absolute right of shareholder inspection. However, both California and Delaware law permit any shareholder of record to inspect the shareholder list for any purpose reasonably related to that person's interest as a shareholder.

APPRAISAL RIGHTS

     Under both California law and Delaware law, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. The limitations on such dissenters' appraisal rights are somewhat different in California and Delaware.

     Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the OTC margin stock list, generally do not have appraisal rights unless the holders of at least 5% of the class of outstanding shares assert the appraisal right. In any reorganization in which one corporation or the shareholders of one corporation own more than 5/6 of the voting power of the surviving or acquiring corporation, shareholders are denied dissenters' rights under California law. For this reason, appraisal rights will not be available to shareholders in connection with the reincorporation proposal.

     Under Delaware law appraisal rights are not available to shareholders with respect to a merger or consolidation by a corporation, the shares of which are either listed on a national securities exchange or designated as a national market system security or an interdealer quotation system security by the National Association of Securities Dealers, Inc., or are held of record by more than 2,000 holders if the shareholders receive shares of the surviving corporation or shares of any other corporation which are similarly listed or dispersed, and the shareholders do not receive any other property in exchange for their shares except cash for fractional shares. Appraisal rights are also unavailable under Delaware law to shareholders of a corporation surviving a merger if no vote of those shareholders is required to approve the merger because, among other things, the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately before the merger and certain other conditions are met.

VOTING AND APPRAISAL RIGHTS IN CERTAIN TRANSACTIONS

     Delaware law does not provide shareholders with voting or appraisal rights when a corporation acquires another business through the issuance of its stock, whether in exchange for assets or stock or in a merger with a subsidiary. California law treats these kinds of acquisitions in the same manner as a merger of the corporation directly with the business to be acquired and provides appraisal rights in the circumstances described in the preceding section.

DIVIDENDS

     Under California law, any dividends or other distributions to shareholders, such as redemptions, are limited to the greater of (i) retained earnings or (ii) an amount which would leave the corporation with assets (excluding certain intangible assets) equal to at least 125% of its liabilities (excluding certain deferred items) and current assets equal to at least 100% (or, in certain circumstances, 125%) of its current liabilities. Delaware law allows the payment of dividends and redemption of stock out of surplus (including paid-in and earned surplus) or out of net profits for the current and immediately preceding fiscal years. The Company has never paid cash dividends and has no present plans to do so.

APPLICATION OF CALIFORNIA LAW AFTER REINCORPORATION

     California law provides that if (i) the average of certain property, payroll and sales factors results in a finding that more than 50% of the Delaware Company's business is conducted in California, and in a particular fiscal year more than 50% of the Delaware Company's outstanding voting securities are held of record by persons having addresses in California, and
(ii) the Company's shares are traded in the Nasdaq and are held by fewer than 800 equity security holders, as of its most recent annual meeting of shareholders, then the Delaware Company would become subject to certain provisions of California law regardless of its state of incorporation. The Company does not currently meet all of the above requirements.

     Because the Company's Common Stock is traded in the Nasdaq and the Company's shares are held by at least 800 equity security holders, as of its most recent annual meeting of shareholders, California law will not initially apply to the Delaware Company if the reincorporation is approved. The Company would not be subject to California law as long as it continued to meet both of these requirements.

     If the Delaware Company were to become subject to the provisions of California law referred to above, and such provisions were enforced by California courts in a particular case, many of the Delaware laws described in this Proxy Statement would not apply to the Delaware Company. Instead, the Delaware Company could be governed by certain California laws, including those regarding liability of directors for breaches of the duty of care, indemnification of directors, dissenters' rights of appraisal, removal of directors as well as certain other provisions discussed above, to the exclusion of Delaware law. The effects of applying both Delaware and California laws to a Delaware corporation whose principal operations are based in California have not yet been determined.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

     The reincorporation provided for in the Merger Agreement is intended to be a tax free reorganization under the Internal Revenue Code of 1986, as amended. Assuming the reincorporation qualifies as a reorganization, no gain or loss will be recognized to the holders of capital stock of the Company as a result of consummation of the reincorporation, and no gain or loss will be recognized by the Company or the Delaware Company. Each former holder of capital stock of the Company will have the same basis in the capital stock of the Delaware Company received by such holder pursuant to the reincorporation as such holder has in the capital stock of the Company held by such holder at the time of consummation of the reincorporation. Each shareholder's holding period with respect to the Delaware Company's capital stock will include the period during which such holder held the corresponding Company capital stock, provided the latter was held by such holder as a capital asset at the time of consummation of the reincorporation. The Company has not obtained a ruling from the Internal Revenue Service or an opinion of legal or tax counsel with respect to the consequences of the reincorporation.

     The foregoing is only a summary of certain federal income tax consequences. SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF THE LAWS OF ANY STATE OR OTHER JURISDICTION.

BOARD RECOMMENDATION

     The foregoing discussion is an attempt to summarize the more important differences in the corporation laws of Delaware and California and does not purport to be an exhaustive discussion of all of the differences. Such differences can be determined in full by reference to the California Corporations Code and to the Delaware General Corporation Law. In addition, both California and Delaware law provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the charter or bylaws of the corporation.

     A vote FOR the reincorporation proposal will constitute approval of the merger, the Delaware Certificate, the Delaware Bylaws, assumption of the indemnification agreements, the adoption and assumption by the Delaware Company of each of the Company's stock option and employee benefit plans and all other aspects of this Proposal 2.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
       FOR THE REINCORPORATION OF THE COMPANY IN DELAWARE
       AND RELATED CHANGES TO THE RIGHTS OF SHAREHOLDERS.

                                   PROPOSAL 3

                     APPROVAL OF AMENDMENTS TO THE COMPANY'S
                             1992 STOCK OPTION PLAN


GENERAL

     The shareholders are being asked to vote on amendments to the Company's 1992 Stock Option Plan (the "Plan"), which amendments were approved by the Board of Directors on February 19, 1997, subject to shareholder approval. The effect of the amendments will be to increase the number of shares available for issuance under the Plan by an additional 1,600,000 to a total of 7,607,360 shares and to make certain changes to the Plan to take advantage of recent changes in Section 16 of the Securities Exchange Act of 1934, as amended (the
"Exchange Act").   The affirmative vote of a majority of the shares of Common
Stock represented and voting at the Annual Meeting is required for approval of the amendments to the Plan. The Plan, as amended, will become effective immediately upon approval by the shareholders at the Annual Meeting.

     Prior to the amendments, 6,007,360 shares (restated for the July 1, 1996 two-for-one stock split) were available for issuance under the Plan. The amendment to increase the shares available for issuance was adopted by the Board principally as a result of the public offerings of an aggregate of 10,225,000 shares of Common Stock which were completed during fiscal 1996, with the intention of retaining approximately the same proportion of shares subject to the Plan in relation to the number of shares outstanding.

SUMMARY OF STOCK OPTION PLAN

     The following is a summary of all material terms and provisions of the Plan, assuming the amendments discussed above are adopted. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Copies of the actual Plan documents may be obtained by any shareholder upon written request to the Secretary of the Company at the corporate offices in San Diego, California.

     PLAN ADMINISTRATION. The Plan is administered by a committee or committees ( the "Committee") appointed by the Board from among its members (the "Plan Administrator"). Administration of the Plan with respect to persons subject to
Section 16 of the Exchange Act will comply with the applicable requirements of Rule 16b-3. The Plan Administrator is generally authorized to construe and interpret the Plan, to establish appropriate rules and regulations, to select key employees, consultants and independent contractors of the Company and its subsidiaries for participation, and to specify the terms of the options granted under the Plan. Members of a Committee may be removed by the Board. The Company will pay all costs of administration of the Plan. The cash proceeds received by the Company from the issuance of shares pursuant to the Plan will be used for general corporate purposes.

     SHARE RESERVE. The aggregate number of shares available for issuance under the Plan may not exceed 7,607,360 shares of Common Stock, subject to adjustment from time to time in the event of certain changes to the Company's capital structure.

     Should any option under the Plan expire or terminate prior to exercise or surrender in full (including any option incorporated into the Plan from the Company's prior stock option plans), the shares subject to the portion of the option not so exercised or surrendered will be available for subsequent option grants. Shares subject to any option surrendered or cancelled in accordance with the option surrender or cash-out provisions of the Plan will NOT be available for subsequent grants.

     Common Stock issuable upon exercise of an option under the Plan may be subject to repurchase rights as determined by the Committee.

     ELIGIBILITY. The persons eligible to receive discretionary stock options include all employees of the Company or its subsidiaries, non-employee members of the Board or the board of directors of any subsidiary, and consultants and other independent advisors who provide services to the Company or its subsidiary. Only non-employee members of the Board will be eligible to receive automatic option grants.

     PER-EMPLOYEE LIMITATION. No more than 1,500,000 shares may be granted to any one optionee over the lifetime of the Plan and no more than 400,000 shares may be granted to any one optionee in any fiscal year.

     REPURCHASE RIGHTS. The Committee may include as an option term that the Company (or its assigns) will have the right, exercisable on the optionee's separation from service, to repurchase Common Stock acquired by the optionee upon the exercise of an option. The Committee may also provide for the automatic termination of such a repurchase right.

     GRANTS. Under the general terms of the Plan, the Committee may grant either an incentive stock option ("ISO"), which satisfies the requirements of
Section 422 of the Internal Revenue Code ("Code"), or a non-qualified option ("NQO"), which is not intended to satisfy the requirements of Section 422 of the Code. The Committee may also determine the number of shares of Common Stock issuable under an option as well as the exercise date, the exercise price, and the exercise period of an option. The duration of an option may not exceed 10 years, and the exercise price for options may not be less than the fair market value (as defined in the Plan) of the Common Stock on the date of grant of the option, provided that the Plan Administrator may fix the exercise price at less than 100% of the fair market value to the extent that the optionee has made a payment to the Company at the time of the grant of the option (including by means of a salary reduction agreement) equal to the amount by which the fair market value exceeds the exercise price.

     Upon exercise, the price of an option is generally payable in full in cash. In the Committee's discretion, the purchase price may be paid in: (i) shares of the Company's Common Stock ("Previously Owned Shares") held for such period of time as may be required in order to avoid a charge to the Company's earnings;
(ii) by means of a same-day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the option and pays over to the Company, out of the sales proceeds available on the settlement date, funds to cover the option price plus all applicable withholding taxes; or (iii) by means of a promissory note. The Committee may also permit an optionee to elect to have any withholding tax obligation paid through withholding of shares or by delivery of Previously Owned Shares. In order to assist an optionee (other than the recipient of an Automatic Grant) in the acquisition of Common Stock pursuant to an option, the Committee may also authorize the Company to extend secured or unsecured credit, in an amount sufficient to cover the exercise price and any employment tax liability incurred upon exercise of the option, to an optionee who is also an employee.


     During the lifetime of an optionee, an ISO is exercisable only by the optionee and is not assignable or transferable other than by will or by the laws of descent and distribution following the optionee's death. However, a NQO may be assigned in whole or in part during the optionee's lifetime. The terms applicable to the assigned portion are the same as those in effect for the option immediately prior to such assignment.

     The Committee has the authority to reprice outstanding options, with the consent of the affected optionee, through the cancellation of options and the grant of replacement options with an exercise price equal to the fair market value of the option shares on the regrant date.

     AUTOMATIC GRANTS. Each person who is newly elected or appointed as a non-employee director after the effective date of the Plan will receive, on the date of such election or appointment, a NQO for 30,000 shares of Common Stock. On the date of each of the Company's Annual Meetings, each person who (i) (A) is a continuing non-employee director or (B) is re-elected at the Annual Meeting and
(ii) has served as a non-employee director for the immediately preceding 180 days, will receive a NQO for 8,000 shares of Common Stock (collectively, the "Automatic Grant").

     The exercise price of each Automatic Grant will be equal to the fair market value of the Common Stock on the date of grant. The exercise price of an Automatic Grant will be payable in cash or in Common Stock held for such period of time as may be required to avoid a charge to the Company's earnings or by means of a same day sale program, pursuant to which a designated brokerage firm immediately sells shares purchased under the Automatic Grant and pays over to the Company, out of the sales proceeds available on the settlement date, funds to cover the option price plus all applicable employment taxes. The term of the Automatic Grant will be 10 years. The Automatic Grant will become fully exercisable one year after the grant date (or immediately upon a Corporate Transaction as described below). Finally, the Automatic Grant will be granted in tandem with a limited stock appreciation right as described below. Options granted under the Automatic Option Grant Program will expire if not exercised within six months after the optionee ceases to serve as a director or within 12 months after the optionee ceases to serve as a director due to the optionee's death.

     ACCELERATION OF OPTIONS. In the event of any of the following transactions to which the Company is a party (a "Corporate Transaction"):

           (i) a merger or consolidation in which the Company is not the surviving entity (except for a transaction the principal purpose of which is to change the state of the Company's incorporation),

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Company,

          (iii) a reverse merger in which the Company is the surviving entity but in which the holders of securities possessing more than 50% of the combined voting power of the Company's outstanding securities (as determined immediately prior to such merger) transfer their ownership of those securities to a person or persons not otherwise part of the transferor group, or

          (iv) a tender or exchange offer made directly to the Company's shareholders in which any person or related group of persons (other than the Company or any affiliate) acquires beneficial ownership of securities possessing more than 50% of the combined voting power of the Company's outstanding securities, each outstanding option will automatically become exercisable for all of the option shares and may be exercised for any or all of such shares. The Company's outstanding repurchase rights under the Plan will also terminate, and the shares subject to such terminated rights will become fully vested, upon the Corporate Transaction. Upon the consummation of the Corporate Transaction, all outstanding options under the Plan will terminate and cease to be exercisable, except to the extent assumed by the successor corporation.

     The acceleration of options in the event of a Corporate Transaction may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

     STOCK APPRECIATION RIGHTS. The Plan includes a stock appreciation rights program, pursuant to which one or more optionees may, subject to Committee approval, surrender their outstanding options in return for a payment from the Company in an amount equal to the excess of (i) the fair market value (on the option surrender date) of the shares of Common Stock subject to the surrendered option over (ii) the aggregate option price payable for such shares. The payment may, at the discretion of the Committee, be made either in cash or in shares of Common Stock.

     One or more officers of the Company subject to the short-swing profit restrictions of the federal securities laws may, in the Committee's discretion, be granted limited stock appreciation rights in tandem with their outstanding options. In addition, all Automatic Grants will be made in tandem with the grant of a limited stock appreciation right. Any option with such a limited stock appreciation right in effect for at least six months will automatically be cancelled upon the occurrence of a Hostile Takeover, and the optionee will in return be entitled to a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares.

     For purposes of these option cancellation provisions, the following definitions are in effect under the Plan:

          A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders accept.

          The Takeover Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an ISO, the Takeover Price shall not exceed the clause (a) price per share.

     AMENDMENT AND TERMINATION OF THE PLAN. The Board may amend, suspend or discontinue the Plan at any time. Shareholder approval of amendments of the Plan will be required when the amendments are made conditional on such approval by the Board or when such approval is required by law or regulation. Generally, the provisions of the Plan concerning Automatic Grants may only be amended once every six months. The Plan will terminate October 8, 2003, unless sooner terminated by the Board.


FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of certain federal income tax consequences of the Plan. This description does not purport to be complete.

     The Company will be entitled to a business expense deduction equal to the ordinary income recognized by an optionee on exercise of a NQO. The ordinary income recognized will be equal to the excess of the fair market value of the purchased shares on the date of recognition over the exercise price. Generally, the date of recognition will be the date the option is exercised or, if later, the first date shares acquired on exercise are not subject to a substantial risk of forfeiture.

     The Company will also be entitled to a business expense deduction equal to the ordinary income recognized by an optionee due to a "disqualifying disposition" of stock acquired pursuant to an ISO. A disqualifying disposition occurs if an optionee disposes of the acquired shares within two years of the date of the option grant, or within one year of the date the shares are acquired by the optionee. In the case of a disqualifying disposition, the optionee will generally recognize ordinary income in the year of disposition, in an amount equal to the amount of ordinary income the optionee would have recognized from the exercise of the option had the option been a NQO at the time of exercise.

     To the extent that the aggregate fair market value (determined as of the respective date or dates of grant) of shares with respect to which options that would otherwise be ISOs are exercisable for the first time by any individual during any calendar year exceeds the sum of $100,000, such options will be treated as NQOs.

     If the exercisability of an option is accelerated as a result of a change in control of the Company, all or a portion of the value of the option at that time may be a "parachute payment" for purposes of the Code's "excess parachute" provisions. Those provisions generally provide that if "parachute" payments exceed three times an employee's average compensation for the five tax years preceding the change in control, the Company loses its deduction and the recipient is subject to a 20% excise tax for the amount of the "parachute payments" in excess of such average compensation.

     An optionee who surrenders an outstanding option for a cash or stock distribution from the Company will recognize ordinary income in the year of surrender equal to the amount of the appreciation distribution. The Company will be entitled to a corresponding business expense deduction for the appreciation distribution. The deduction will be allowed in the taxable year of the Company in which the ordinary income is recognized by the optionee.

     On the date an ISO is exercised or, if later, the date shares acquired upon exercise are not subject to a substantial risk of forfeiture, the optionee will generally recognize alternative minimum taxable income in an amount equal to the excess of the fair market value of the purchased shares over the exercise price. An optionee's recognition of alternative minimum taxable income will have no effect on the Company.

ACCOUNTING TREATMENT

     Pursuant to the accounting policy selected by the Company, neither the grant of options to employees nor the exercise of any options will result in any charge to the Company's earnings. The grant of options to non-employees will result in a charge to earnings equal to the fair market value of the options at the date of grant. The number of outstanding options under the Plan will be a factor in determining earnings per share.

     Should one or more optionees be granted the unqualified right to surrender their options under the Plan for a cash or stock distribution, compensation expense will arise as a charge to the Company's earnings. Accordingly, at the end of each fiscal quarter, the amount (if any) by which the fair market value of the shares of Common Stock subject to each such surrenderable option has increased from prior quarter-end will be accrued as compensation expense, to the extent such amount is in excess of the aggregate exercise price payable for such shares. In the event the fair market value of such shares declines from quarter to quarter, appropriate adjustments to current compensation expense will be made.

OUTSTANDING OPTION GRANTS UNDER THE PLAN

     The following table shows, as to the Company's Chairman, President and Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") and as to the various indicated groups, information with respect to stock options granted during the fiscal year ended December 31, 1996 and during all other Plan years which are outstanding as of December 31, 1996, as well as options which the Company has determined to grant under the Plan during the 1997 fiscal year to the extent currently known or determinable: (i) the number of shares of Common Stock subject to options granted and (ii) the weighted average exercise price per share for such options.

                         OPTIONS GRANTED UNDER THE PLAN

                                             Fiscal 1997                       Fiscal 1996                 All Other Plan Years
                                   --------------------------------  ----------------------------  --------------------------------
                                                       Weighted                        Weighted                         Weighted
                                                        Average                        Average                           Average
                                      Number of        Exercise        Number of       Exercise        Number of        Exercise
                                       Options           Price          Options         Price           Options           Price
                                   --------------  ----------------  -------------  -------------  ----------------  --------------
Cam L. Garner                            --               --            170,000         $35.48          835,000           $3.10
Director, Chairman, President,
Chief Executive Officer

Walter F. Spath                          --               --             40,000         $37.63          355,000           $2.81
Director and Senior Vice
President, Sales and Marketing,
and nominee for Director

James W. Newman                          --               --             60,000         $31.54          235,000           $4.12
Senior Vice President, Finance
and Administration and Chief
Financial Officer

Charles W. Prettyman                     --               --             55,000         $30.99          210,000           $3.78
Senior Vice President,
Development and Regulatory
Affairs

David S. Kabakoff                        --               --            250,000         $30.27            --               --
Director and
Executive Vice President

All current directors who are        48,000(1)            (2)            48,000         $29.63           452,000(3)       $5.47
not executive officers
(6 persons)

All current executive officers           --                --           655,000         $32.87         1,885,000          $3.97
as a group (7 persons)

All employees who are                31,150(4)           $42.03         533,100         $31.30         1,811,932          $4.77
not executive officers

------------------------------

(1) Each person who is a continuing non-employee director or nominee who is re-elected at the Annual Meeting and has served as a non-employee director for the immediately preceding 180 days will receive a NQO for 8,000 shares of Common Stock, pursuant to the "Automatic Grant" provision of the Plan.
(2) Weighted average exercise price will be determined on the date of grant and will be equal to the fair market value of the Common Stock on such date.
(3) Includes an option to purchase 100,000 shares of Common Stock granted to Life Science Advisors, of which Mr. Cook is a principal, pursuant to a consulting arrangement between Life Science Advisors and the Company. See "Executive Compensation and Other Information--Director Compensation."
(4)  As of January 31, 1997.

NEW PLAN BENEFITS

     Effective as of the 1997 Annual Meeting, the effect of the amendments will be to increase the number of shares authorized for issuance under the Plan by 1,600,000 shares to a total of 7,607,360 shares. None of the 1,600,000-share increase has been granted prior to the date of the Annual Meeting.

VOTE REQUIRED FOR APPROVAL OF THE AMENDMENT OF THE PLAN

     The affirmative vote of a majority of the shares of Common Stock represented and voting at the Annual Meeting is necessary to approve an amendment of the Plan.

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
                 FOR THE APPROVAL OF THE AMENDMENTS TO THE PLAN.


                                   PROPOSAL 4

                APPROVAL OF SELECTION OF INDEPENDENT ACCOUNTANTS

     The Company is asking the shareholders to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 1997. In the event that the shareholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company's and the shareholders' best interest.

     A representative of Deloitte & Touche LLP is expected to be present at the meeting to respond to questions and will have the opportunity to make a statement if they desire to do so.

     The affirmative vote of the holders of a majority of shares represented and voting at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                  A VOTE FOR THE RATIFICATION AND APPROVAL OF
                     THE SELECTION OF DELOITTE & TOUCHE LLP
                    AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.

                             PRINCIPAL SHAREHOLDERS

     The following are the only persons known by the Company to beneficially own more than five percent of the outstanding shares of its Common Stock as of January 31, 1997.

                                                 Shares Beneficially Owned
                                                ---------------------------
                   Name and Address
                  of Beneficial Owner            Number (1)    Percent (2)
              ------------------------------    ------------   ------------

              Pilgrim Baxter &                    4,214,400      9.75%
              Associates, Ltd. (3)
              1255 Drummers Lane, Suite 300
              Wayne, Pennsylvania  19087


              Nicholas-Applegate Capital          3,647,959      8.44%
              Management (4)
              600 West Broadway, 29th Floor
              San Diego, California  92101

              Putnam Investments, Inc. (5)        3,090,529      7.15%
              One Post Office Square
              Boston, Massachusetts  02109

              Husic Capital Management (6)        2,325,674      5.38%
              555 California Street,
              Suite 2900
              San Francisco, CA  94104


--------------------

(1) Except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)  Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).
(3) Pursuant to Amendment No. 2 to Schedule 13G dated February 14, 1997 filed by Pilgrim Baxter & Associates, Ltd., an investment adviser under the Investment Advisers Act of 1940, as amended (an "Investment Adviser"), and certain of its affiliates. Such entities reported shared voting power and sole dispositive power as to these shares.
(4) Pursuant to a Schedule 13G dated February 3, 1997 filed by Nicholas-Applegate Capital Management, an Investment Adviser, who reported sole voting power over 3,158,369 shares, shared voting power over 3,650 shares, and sole dispositive power over all 3,647,959 shares.
(5) Pursuant to a Schedule 13G dated January 27, 1997 filed by Putnam Investments, Inc., a parent holding company and a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., and certain of its affiliates, which are Investment Advisers. Such entities reported shared voting and dispositive power as to these shares.
(6) Pursuant to Amendment No. 1 to Schedule 13G dated February 6, 1997 filed by Husic Capital Management, an Investment Adviser, and certain of its affiliates, which are parent holding companies. Such entities reported shared voting and dispositive power as to these shares.

COMMON STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth the beneficial ownership of shares of Common Stock of the Company as of January 31, 1997, by each director and nominee, Named Executive Officer, and by directors and executive officers as a group.


                              Shares Beneficially Owned
                        ---------------------------------------
       Name              Number (1)(2)          Percent (3)
----------------------  ---------------------------------------

  James C. Blair (4)        21,000                  *

  Herbert J. Conrad          8,000                  *

  Joseph C. Cook (5)       102,201                  *

  Cam L. Garner            207,660                  *

  David F. Hale             10,000                  *

  David S. Kabakoff          2,000                  *

  James W. Newman          116,254                  *

  Charles W. Prettyman      20,239                  *

  Gordon V. Ramseier        42,000                  *

  Charles G. Smith          54,000                  *

  Walter F. Spath          126,079                  *

  Directors and executive  788,136                1.80%
  officers as a group
  (13 persons)


-----------------------

*   Less than 1%
(1) Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable.
(2) Share ownership in each case includes shares issuable upon exercise of outstanding options, now exercisable or exercisable within 60 days of January 31, 1997, to purchase shares of Common Stock for the following persons or group: Mr. Conrad 8,000; Mr. Cook 30,000; Mr. Garner 82,660; Mr. Hale 10,000; Mr. Newman 96,227; Mr. Prettyman 20,239; Mr. Ramseier 42,000; Mr. Smith 54,000; Mr. Spath 126,079; and directors and executive officers as a group 618,109.
(3) Percentage of ownership is calculated pursuant to SEC Rule 13d-3(d)(1).
(4) Includes 8,000 shares held by Domain Associates, of which Dr. Blair is one of several general partners. He disclaims ownership of any securities which exceed his pecuniary interest and/or that are not actually distributed to him.
(5) Includes options, now exercisable or exercisable within 60 days, to purchase 70,201 shares of Common Stock held by Life Science Advisors. As a principal of Life Science Advisors, Mr. Cook may be deemed to be the indirect beneficial owner of shares held by Life Science Advisors.

                                EXECUTIVE OFFICERS

     The Company's executive officers as of January 31, 1997 are:

     Name                     Age       Position Held With the Company
     ----                     ---       -----------------------------
     Julia Brown              49        Senior Vice President, Business
                                        Development

     Cam L. Garner            49        Chairman, President, Chief Executive
                                        Officer and director


     David S. Kabakoff        49        Executive Vice President and director

     James W. Newman          52        Senior Vice President, Finance and
                                        Administration, Chief Financial Officer
                                        and Assistant Secretary

     Charles W. Prettyman     51        Senior Vice President, Development and
                                        Regulatory Affairs

     Walter F. Spath          52        Senior Vice President, Sales and
                                        Marketing, and director


     Mitchell R. Woodbury     55        Senior Vice President, General Counsel
                                        and Secretary


     Messrs. Garner, Kabakoff and Spath are directors of the Company. See "Election of Directors" for a discussion of each individual's business experience.

     Julia Brown joined the Company in March 1995 as Vice President, Business Planning, became Vice President, Business Development in October 1995 and was named Senior Vice President in January 1997. Prior to joining the Company, Ms. Brown spent over 25 years with Lilly and certain subsidiaries dealing with pharmaceuticals, medical devices and diagnostics. From October 1992 to December 1994, she was general manager of IVAC Corporation's Vital Signs Division. From September 1986 to October 1992, Ms. Brown held several marketing positions with Hybritech, including Division Vice President of Marketing. Ms. Brown holds a B.S. in Microbiology from Louisiana Tech University.

     James W. Newman joined the Company in September 1991 as Vice President, Finance and Administration and was named a Senior Vice President in February 1996. Prior to joining the Company, Mr. Newman served as President of George Wimpey of Texas and previously as Vice President and Chief Financial Officer of George Wimpey, Inc., a land development and home-building company, from October 1987 to September 1991. Mr. Newman holds an MBA in Finance from Golden Gate University and a B.S. in Accounting from University of Illinois. Mr. Newman has been a Certified Public Accountant in California since 1972.

     Charles W. Prettyman joined the Company in December 1991 as Vice President, Development and Regulatory Affairs and was named a Senior Vice President in February 1996. Prior to joining the Company, Mr. Prettyman served as Vice President, Regulatory Affairs and Compliance at The Purdue Frederick Company, a privately-held pharmaceutical company, from August 1988 to November 1991. From January 1987 until August 1988, Mr. Prettyman served as Executive Director, Drug Regulatory Affairs, Central Nervous System Development at Ciba-Geigy Pharmaceuticals. From January 1977 until December 1987, Mr. Prettyman held various positions with the United States Food and Drug Administration, including Director, Program Management, Office of the Commissioner. Mr. Prettyman received a M.S. in Biological Science from George Washington University and a B.S. degree in Biology from Randolph Macon College.

     Mitchell R. Woodbury joined the Company in June 1994 as Vice President, General Counsel and Secretary and was named Senior Vice President in January 1997. Prior to joining the Company, Mr. Woodbury served as Vice President, General Counsel and Secretary at Advanced Tissue Sciences, Inc., a biomedical company. From October 1991 until June 1992, Mr. Woodbury served as Senior Vice President, General Counsel of Intermark, Inc., a publicly held operating/holding company. He was elected Vice President and Corporate Counsel of Intermark in 1980 and had served as Corporate Secretary since 1981. Mr. Woodbury received his J.D. from the University of San Diego School of Law and a B.A. in Business Administration from San Diego State University.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table provides certain summary information concerning the compensation earned by the Named Executive Officers for services rendered in all capacities to the Company for the fiscal years ended December 31, 1996, 1995 and 1994.

                                                SUMMARY COMPENSATION TABLE
                                                                                                    Long-Term
                                                                                                  Compensation
                                                        Annual Compensation                          Awards
                                       ------------------------------------------------------ ----------------------
                                                                                                    Number of
                                                                             Other Annual           Securities        All Other
           Name and                                                          Compensation           Underlying       Compensation
      Principal Position         Year        Salary (1)    Bonus (1)(2)          (3)               Options/SARs           (4)
      ------------------         ----        ----------    ------------      -----------           ------------      ------------
Cam L. Garner                    1996       $347,654         $610,000           $    --              170,000           $ 21,093
Chairman, President and Chief    1995       $337,391         $175,000           $    --               25,000           $  3,750
Executive Officer                1994       $260,000         $110,000           $    --              100,000           $  2,400

Walter F. Spath                  1996       $201,538         $190,000           $    --               40,000           $  7,006
Senior Vice President,           1995       $204,250         $ 40,000           $    --               15,000           $  3,750
Sales and Marketing              1994       $165,000         $ 25,000           $    --               15,000           $  2,400

James W. Newman                  1996       $190,039         $190,000           $    --               60,000            $11,378
Senior Vice President,           1995       $175,870         $ 40,000           $    --               15,000           $  3,750
Finance and Administration       1994       $145,003         $ 25,000           $    --               15,000           $  2,400

Charles W. Prettyman             1996       $179,577         $190,000           $    --               55,000               $-0-
Senior Vice President,           1995       $167,700         $ 45,000           $    --                7,500                -0-
Development and Regulatory       1994       $148,540         $ 15,000           $    --               12,500                -0-
Affairs

David S. Kabakoff (5)            1996       $171,635         $105,000           $    --              250,000           $  3,466
Executive Vice President

----------------------

(1) Includes amounts deferred under the Company's 401(k) Profit Sharing Plan (the "401(k) Plan") pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended, and the Company's Deferred Compensation Plan (the "Deferred Comp Plan").
(2) Includes the following bonuses based on the Company's performance during the 1996 fiscal year, to be paid to the Named Executive Officers on December 31, 1997, provided they continue in the Company's employ until that time: Mr. Garner $110,000; Mr. Spath $40,000; Mr. Newman $40,000; Mr. Prettyman $40,000; and Mr. Kabakoff $40,000.
(3) Perquisites and other personal benefits paid to the Named Executive Officers are less than the minimum reporting threshold of $50,000 or 10% of the total annual salary plus bonus for the Named Executive Officer, and such amounts paid, if any, are represented in the table by "--".
(4) Includes (a) contributions made by the Company pursuant to the 401(k) Plan which were earned by the participants for the 1996 fiscal year and which were used to buy shares of the Company's Common Stock; and (b) above-market interest earned by the participants on their Deferred Comp Plan account.
(5)  Dr. Kabakoff joined the Company in May 1996.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Plan to the Named Executive Officers. No stock appreciation rights ("SARs") were granted under the Plan in fiscal year ended December 31, 1996.



                                 OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                         Individual Grants
-----------------------------------------------------------------------------------------------
                                                                                                         Potential Realizable
                                                                                                           Value at Assumed
                             Number of         Percent of                                                Annual Rates of Stock
                             Securities          Total                                                  Price Appreciation for
                             Underlying       Options/SARs      Exercise or                                   Option Term
                              Options/         Granted to        Base Price                        ---------------------------------
                                SARs          Employees in        ($/Share)         Expiration
        Name                 Granted(1)        Fiscal Year          (2)               Date                5%(3)             10%(3)

-----------------------   ---------------    ---------------   ---------------   ---------------   ---------------------------------
 Cam L. Garner                 20,000             1.67%            $19.38           02/21/06          $   247,699     $     623,960
                              150,000            12.58%            $37.63           12/06/06          $ 3,549,324     $   8,994,684


 Walter F. Spath               40,000             3.35%            $37.63           12/06/06          $   946,486     $   2,398,582


 James W. Newman               20,000             1.67%            $19.38           02/21/06          $   247,669     $     623,960
                               40,000             3.35%            $37.63           12/06/06          $   946,486     $   2,398,582


 Charles W. Prettyman          20,000             1.66%            $19.38           02/21/06          $   246,168     $     621,571
                               35,000             2.93%            $37.63           12/06/06          $   828,176     $   2,098,760


 David S. Kabakoff            230,000            19.28%            $29.63           05/29/06           $4,285,854     $  10,001,196
                               20,000             1.67%            $37.63           12/06/06          $   473,243     $   1,199,291


----------------------

(1) Each option becomes exercisable ratably over a four-year period following the grant date. See "Proposal 3, Approval of Amendments to the Company's 1992 Stock Option Plan," for a summary of the material terms and provisions of the Plan.
(2) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the dates the respective options were granted as determined by the Board of Directors. See "Proposal 3, Approval of Amendments to the Company's 1992 Stock Option Plan."
(3) There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock does in fact appreciate over the option term, no value will be realized from the option grants made to the executive officers.

OPTION EXERCISES AND HOLDINGS

    The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the fiscal year ended December 31, 1996 and unexercised options held as of the end of the fiscal year.



                             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                   AND FISCAL YEAR-END OPTION/SAR VALUES


                                                                Number of Securities          Value of Unexercised
                                                               Underlying Unexercised             in-the-Money
                                  Shares                          Options/SARs at                 Options/SARs at
                                 Acquired                        December 31, 1996             December 31, 1996 (1)
                                   Upon          Value     ---------------------------------------------------------------------
            Name                 Exercise       Realized      Exercisable   Unexercisable   Exercisable         Unexercisable
            ----                 -------       ---------      -----------   -------------   -----------         -------------
Cam L. Garner                    377,600       $8,734,715        51,936        315,464      $1,895,428           $7,832,888

Walter F. Spath                   40,000       $  975,200       117,600         87,400      $5,081,953           $2,148,796

James W. Newman                   50,000       $1,377,631        86,501        103,099      $3,768,143           $2,586,327

Charles W. Prettyman              85,230       $1,535,853        12,402         81,368      $  431,793           $1,959,458

David S. Kabakoff                      0                0        34,212        215,788      $  600,081           $3,645,018


----------------------

(1) Value is defined as market price of the Company's Common Stock at fiscal year end less exercise price. The market price of the Company's Common Stock at December 31, 1996 was $47.75.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    In fiscal 1996, Dr. Blair and Messrs. Conrad and Hale served as the members of the Company's Compensation Committee.

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

    In May 1990, the Company entered into an employment agreement with Mr. Garner pursuant to which he was employed as President and Chief Executive Officer. The current employment term ends May 31, 1997, and will automatically renew for successive one year periods, unless either Mr. Garner or the Company elect otherwise. The agreement allows for termination of employment upon Mr. Garner's death or disability and for cause or without cause upon 60 days written notice. During the employment term, Mr. Garner will receive an annual base salary (currently $395,000) subject to increase by the Company's Board of Directors annually, with a minimum increase of at least 5%.

    In the event of termination of employment by the Company without cause, the Company is obligated to pay Mr. Garner six months base salary. Mr. Garner is entitled to nine months base salary if there has been a change of control of the Company and he is terminated without cause, or following: (i) a change in position with the Company that materially reduces Mr. Garner's level of responsibility; (ii) a 10% or more reduction of Mr. Garner's compensation; or
(iii) a change in Mr. Garner's place of employment to more than 20 miles from the Company's current facility in San Diego, California, unless Mr. Garner otherwise agrees in writing.

    In May 1996, Dr. Kabakoff entered into an employment agreement with the Company upon the same basic terms and conditions as described above for Mr. Garner, with an initial term expiring April 30, 1997. Dr. Kabakoff's current annual base salary is $265,000 and is subject to annual review and increase at the sole discretion of the Board of Directors.

    "Proposal 3, Approval of Amendments to the Company's 1992 Stock Option Plan", contains a summary of the material terms and provisions of the Plan, pursuant to which, under certain circumstances, the exercisability of certain options granted to Named Executive Officers is accelerated in the event of certain corporate transactions, changes of control and changes in the composition of the Board of Directors. In addition, as described in the Plan summary, in the event of certain changes of control, certain options granted to Named Executive Officers are, to the extent exercisable and outstanding for at least six months, automatically cancelled in return for a payment to the optionee equal to the difference between the market price of the optioned shares (or the highest tender price, if applicable), less the exercise price.


    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS OR FUTURE FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 32 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     - GENERAL COMPENSATION POLICY. The fundamental policy of the Company is to offer the executive officers competitive compensation opportunities based upon their contribution to the financial success of the Company and their personal performance. It is our objective to have a substantial portion of each officer's compensation contingent upon the Company's performance, as well as upon his or her own level of performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and is designed primarily to be competitive with salary levels in the industry,
     (ii) annual variable performance awards payable in cash and tied to the achievement of financial and individual performance goals established by management and approved by the Board of Directors, and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's shareholders. As an officer's level of responsibility increases, it is our intent to have a greater portion of his or her total compensation be dependent upon Company performance and stock price appreciation rather than base salary.

     - FACTORS. Several of the more important factors which we considered in establishing the components of each executive officer's compensation package for the 1996 fiscal year are summarized below. Additional factors were also taken into account, and we may in our discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years, but all compensation decisions will be designed to further the general compensation policy indicated above.

     - BASE SALARY. The base salary for each officer is set on the basis of personal performance and the salary levels in effect for comparable positions at similarly situated biopharmaceutical and biomedical companies headquartered in the same geographical region as the Company. This group of companies is believed to be more relevant for establishing compensation, and is therefore not the same as the "peer group" of companies referred to in the Performance Graph on page 32 of this Proxy Statement which displays comparative total shareholder returns. As a general rule, we focus on the mid-range of compensation for comparable positions at such similarly situated companies in establishing base salary amounts for the Company's executive officers.

     - ANNUAL INCENTIVE COMPENSATION. Annual bonuses are earned by each executive officer on the basis of the Company's and each officer's achievement of corporate and individual performance targets, respectively, which we establish at the beginning of the fiscal year. We do not assign a defined weight to each component of the incentive compensation opportunity. For fiscal year 1996, the corporate performance targets were primarily focused on growth in earnings per share, with the belief that an increase in the Company's earnings per share is a prime factor in positively affecting the market price of the Company's stock. Accordingly, this element of executive compensation is earned on the basis of the Company's success in achieving the earnings per share growth targets. With the exception of Mr. Garner, the bonus for the Company's executive officers who participated was equal to an average of 89% of base salary, excluding the forfeitable bonus discussed below. There is no fixed percentage of base salary utilized in calculating or setting annual incentive compensation targets.

          Because of the extraordinary performance achieved by the Company during the 1996 fiscal year, the Board of Directors determined it appropriate to grant additional contingent bonuses to certain officers of the Company, upon the condition that the individual officer remain in the Company's employ through the end of the 1997 fiscal year. If the officer meets this condition, the additional bonus will be paid on December 31, 1997; however, it will be forfeited in full as to any officer who does not remain in the Company's employ through such date.

     - LONG-TERM INCENTIVE COMPENSATION. On December 6, 1996, the grants of stock options to certain of the Company's executive officers were approved under the Plan. The grants are designed to consistently align the interests of each executive officer with those of the shareholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business.


          The number of shares subject to each option grant was based on the officer's level of responsibilities, relative position in, and length of service with, the Company. Each grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years). Accordingly, the option will provide a return to the executive officer only if the market price of the shares appreciates over the option term.

          CEO COMPENSATION. In setting the compensation payable to the Company's Chief Executive Officer, Mr. Garner, the Compensation Committee has sought to be competitive with other similarly situated companies in the industry as referred to above, while at the same time tying a significant percentage of such compensation to Company performance.

          Mr. Garner's 1996 base salary was established based on our evaluation of his personal performance and the objective of the Compensation Committee to have his base salary keep pace with salaries being paid to similarly situated chief executive officers. Over the last two fiscal years of Mr. Garner's tenure as Chief Executive Officer, the Company has experienced an annual compounded growth rate in revenue of 112%. While this factor has been taken into account in the determination of Mr. Garner's base salary for 1996, it may not be applied to the same extent in future years in setting base salary.

          The remaining components of Mr. Garner's 1996 fiscal year compensation were entirely dependent upon the Company's financial performance and provided no dollar guarantees. The cash bonus paid to him for the 1996 fiscal year was based on the Company's attainment of the earnings growth targets which we established as his individual bonus plan for the year. For Mr. Garner, a bonus, excluding the above-mentioned forfeitable bonus, equal to 144% of base salary was earned as a result of the Company's achievement of the established objectives. The option grants made to him during the 1996 fiscal year were based on his performance during the year and were intended to place a significant portion of his total compensation for the year at risk, since the options will have no value unless there is appreciation in the value of the Company's Common Stock over the option term. The amount of the stock option grants, 170,000 shares, was determined in light of the Company's record performance in 1996, including growth of 139% in revenues, profit for each of the quarters during the year, culminating in growth in earnings per share which represented a 118% increase over the prior year (excluding the one-time charges related to the exercise of the Dura Delivery Systems, Inc. purchase option and the cash contribution to Spiros Development Corporation). As a result of the increase in the Company's earnings, as well as other factors, the Company's market price per share in 1996 increased 184%. As indicated, it is our objective to have an increasing percentage of Mr. Garner's total compensation each year tied to the attainment of performance targets and stock price appreciation on his option shares. In establishing bonus amounts, if any, paid to Mr. Garner in future years, we may consider a variety of Company performance factors which will include, but not be limited to, financial performance.

          We conclude our report with the acknowledgment that no member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.


                                       COMPENSATION COMMITTEE


                                            JAMES C. BLAIR
                                         HERBERT J. CONRAD
                                             DAVID F. HALE

PERFORMANCE GRAPH

     The following graph compares total shareholder returns since the Company became a reporting company under the Exchange Act to the Standard & Poor's 500 Index (the "S&P 500") and a peer group comprised of the Pharmaceutical Companies in the S&P 500. The graph is constructed on the assumption that $100 was invested on February 7, 1992 in each (a) the Company's Common Stock, (b) the S&P 500, and (c) the Pharmaceutical Companies in the S&P 500, and that all dividends were reinvested, although dividends have not been declared on the Company's Common Stock. The Pharmaceutical Companies in the S&P 500 consist of the following pharmaceutical companies: Eli Lilly and Company, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corp. and Upjohn Co. The shareholder return shown on the graph below is not necessarily indicative of future performance, and the Company will not make or endorse any predictions as to future shareholder returns.

                     8.163265            0.243256             0.061184
                       Dura              S & P 500      S & P Drug Companies
                 ----------------    ----------------   --------------------
    2/7/92                 100                 100                 100
   3/31/92            67.34694            98.19991            93.34993
   6/30/92            51.02041             99.2824            87.16976
   9/30/92            57.14286            101.6322            84.47584
  12/31/92            59.18367             105.989            84.12954
   3/31/93            40.81633            109.8713            69.91532
   6/30/93            44.89796             109.594            72.56641
   9/30/93            46.93878            111.6374            65.87046
  12/31/93            59.18367            113.4666            74.43925
   3/31/94            71.42857            108.4361            61.66958
   6/30/94            85.71429            108.0712            68.15506
   9/30/94            91.22449             112.552            76.83582
  12/31/94            118.3673            111.7201            83.60825
   3/31/95            121.4286            121.8006            93.54511
   6/30/95             153.551            132.5136            102.8567
   9/30/95            242.8571            142.1611            119.1059
  12/31/95            283.6735            149.8285            137.3056
   3/31/96            405.1429            157.0216            143.2594
   6/30/96            457.1429            163.1346            148.2789
   9/30/96            569.3878            167.1921            152.4883
  12/31/96            779.5918            180.1893            175.2671


DIRECTOR COMPENSATION

     The Company does not presently pay fees to its directors, other than reimbursement for their out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees. In addition, each non-employee director is entitled to receive options under the Plan in connection with his service on the Board of Directors. See "Proposal 3, Approval of Amendments to the Company's 1992 Stock Option Plan--Automatic Grants."

     The Company entered into a one-year Consulting Agreement with Mr. Conrad in April 1995, pursuant to which Mr. Conrad provided certain consulting services to the Company related to marketing and licensing strategies, and for which Mr. Conrad received compensation of $1,000 per month, plus reimbursement of out-of-pocket expenses. Such agreement has been extended for subsequent one-year terms and currently expires March 31, 1998.


     The Company engaged Life Science Advisors, of which Mr. Cook is a principal, in May 1995 to provide certain strategic consulting services on a limited basis, for which it received compensation during the 1996 fiscal year of $23,847, plus reimbursement of out-of-pocket expenses.



                              CERTAIN TRANSACTIONS

     See "Executive Compensation and Other Information--Employment Contracts and Change in Control Arrangements" for a discussion of the employment agreements between the Company and Messrs. Garner and Kabakoff and the options held by certain officers of the Company.

     Officers and directors of the Company are indemnified pursuant to certain provisions of the California General Corporation Law and the Company's Articles of Incorporation and Bylaws to the fullest extent permitted under California law. In the event Proposal 2, Reincorporation of the Company in Delaware and Related Changes to the Rights of Shareholders, is adopted by the shareholders, the officers and directors of the Company will be similarly indemnified by the Delaware Company.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission ("SEC") and the Nasdaq National Market. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that, during the 1996 fiscal year, its officers, directors and greater than 10% beneficial owners complied with all applicable
Section 16(a) filing requirements, with the exception of Mr. Hale, who filed one Form 4 late solely with respect to the acquisition of a warrant to purchase shares of the Company's Common Stock.



                                    FORM 10-K

     THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, DURA PHARMACEUTICALS, INC., 5880 PACIFIC CENTER BOULEVARD, SAN DIEGO, CALIFORNIA 92121-4204.


                              SHAREHOLDER PROPOSALS

     Under the present rules of the SEC, the deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement for next year's Annual Meeting of Shareholders is expected to be 120 days prior to May 28, 1998. Such proposals may be included in next year's Proxy Statement if they comply with certain rules and regulations promulgated by the SEC. The date by which shareholders must submit proposals is January 29, 1998.


                                  OTHER MATTERS

     The Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth in this Proxy Statement. Should any other matter requiring a vote of the shareholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment in the interests of the Company. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card.


                           By Order of the Board of Directors




Dated:  April 16, 1997     MITCHELL R. WOODBURY
                           SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

                           DURA PHARMACEUTICALS, INC.
                             1992 STOCK OPTION PLAN

             EFFECTIVE DECEMBER 9, 1992; AS AMENDED JUNE 2, 1994; AS
                  AMENDED MAY 25, 1995; AS AMENDED MAY 29, 1996
              AS AMENDED JULY 1, 1996; AS AMENDED FEBRUARY 19, 1997


                                   ARTICLE ONE
                               GENERAL PROVISIONS

I.   PURPOSE OF THE PLAN

     A. IMPLEMENTATION. This 1992 Stock Option Plan ("PLAN") is implemented as of December 9, 1992 ("EFFECTIVE DATE"), to enable Dura Pharmaceuticals, Inc. ("COMPANY") to grant options to the following eligible individuals ("ELIGIBLE INDIVIDUALS") in order to attract them and to retain their services: (a) key employees (including officers and directors) of the Company or its subsidiaries or any parent corporation who are primarily responsible for the management, growth and financial success of the Company or its subsidiaries, (b) non-employee members of the Board of Directors ("BOARD") of the Company or any of its subsidiaries, and (c) consultants and independent contractors who perform valuable services for the Company or its subsidiaries.

     B. SUCCESSOR PLAN. This Plan is a successor to the Company Stock Option Plan that was adopted by the Board in 1983 ("1983 PLAN"). No further option grants (including, but not limited to automatic option grants) will be made under the 1983 Plan on and after the Effective Date of this Plan. All options outstanding under the 1983 Plan on the Effective Date are hereby incorporated into this Plan and will be treated as outstanding options under this Plan. Each outstanding option so incorporated will continue to be governed solely by the express terms and conditions of the instruments evidencing such grant. No provision of this Plan will be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Company's Common Stock under the terms of the incorporated options.

II.  ADMINISTRATION OF THE PLAN

     A. COMMITTEE. The Plan will be administered by the Board of Directors or by a committee or committees appointed by the Board, and consisting of two or more members of the Board. The Board may delegate the responsibility for administration of the Plan with respect to designated classes of optionees to different committees, subject to such limitations as the Board deems appropriate. With respect to any matter, the term "COMMITTEE," when used in this Plan, will refer to the committee that has been delegated authority with respect to such matter. Members of a committee will serve for such term as the Board may determine, and will be subject to removal by the Board at any time.

     B. SECTION 16(b) COMMITTEE. Notwithstanding any other provision of this Agreement, each grant of an option or other transaction between the Company and any Section 16 Insider shall be valid and enforceable only if approved by the Board of Directors or by a committee composed exclusively of two or more Non-Employee Directors. For this purpose, a "Section 16 Insider" shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act, and a Non-Employee Director shall have the meaning set forth in Rule 16b-3(b)(3).

     C. AUTHORITY. Any Committee will have full authority to administer the Plan within the scope of its delegated responsibilities, including authority to interpret and construe any relevant provision of the Plan, to adopt such rules and regulations as it may deem necessary, and to determine the terms of grants made under the Plan (which need not be identical). Decisions of a Committee made within the discretion delegated to it by the Board will be final and binding on all persons.

III. STOCK SUBJECT TO THE PLAN

     A. NUMBER OF SHARES. Shares of the Company's Common Stock available for issuance under the Plan shall be drawn from either the Company's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Company on the open market. The maximum number of shares of Common Stock that may be issued over the term of the Plan shall not exceed 7,607,360 shares, subject to adjustment from time to time in accordance with the provisions of this Section. This authorized share reserve is comprised of (i) the number of shares remaining available for issuance under the 1983 Plan as of the Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares that would have been available for future option grant under the 1983 Plan, plus (ii) an additional 416,040 shares of Common Stock, plus (iii) an additional increase of 750,000 shares of Common Stock, plus (iv) an additional increase of 1,000,000 shares of Common Stock, plus (v) an additional increase of 1,500,000 shares of Common Stock, plus (vi) an additional increase of 1,600,000 shares of Common Stock. Accordingly, to the extent one or more outstanding options under the 1983 Plan that have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option will reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

     B. EXPIRED OPTIONS. Should an outstanding option under this Plan (including any outstanding option under the 1983 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full (including any option cancelled in accordance with the cancellation-regrant provisions of this Plan), the shares subject to the portion of the option not so exercised will be available for subsequent option grant under this Plan. Shares subject to any option or portion thereof cancelled in accordance with the stock appreciation (or limited stock appreciation) rights provisions of this Plan will NOT be available for subsequent option grant under the Plan.

     C. ADJUSTMENTS. If any change is made to the Common Stock issuable under the Plan (including Common Stock issuable under an Automatic Option Grant) by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the number and/or class of shares issuable under the Plan,
(ii) the number and/or class of shares and price per share in effect under each outstanding option under the Plan, and (iii) the number and/or class of shares and price per share in effect under each outstanding option incorporated into this Plan from the 1983 Plan. The purpose of these adjustments will be to preclude the enlargement or dilution of rights and benefits under the options.

                                   ARTICLE TWO
                           STANDARD OPTION PROVISIONS

I.   TERMS AND CONDITIONS OF OPTIONS

     A.   COMMITTEE DISCRETION.

          (1) Except as provided under the Automatic Option Grant provisions of this Plan, the Committee will have full authority to determine which Eligible Individuals are to receive option grants under the Plan, the number of shares to be governed by each such grant, whether the option is to be an incentive stock option ("INCENTIVE OPTION") that satisfies the requirements of Section 422 of the Internal Revenue Code or a non-qualified option not intended to satisfy such requirements ("NON-QUALIFIED OPTION"), the time or times at which each such option is to become exercisable, and the maximum term for which the option is to remain outstanding.

          (2) Notwithstanding any other provision of this Plan, no individual shall be granted options to acquire more than 400,000 shares in any fiscal year or 1,500,000 shares over the lifetime of the Plan.

     B. TERM. No option granted under the Plan will be exercisable after the expiration of 10 years from the date the option was granted.

     C. PRICE. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 100% percent of the Fair Market Value per share of Common Stock on the option grant date, provided that the Plan Administrator may fix the exercise price at less than 100% if the optionee, at the time of the option grant, shall have made a payment to the Company (including payment made by means of an agreed salary reduction) equal to the excess of the Fair Market Value of the Common Stock on the option grant date over such exercise price.


     D. EXERCISE AND PAYMENT. After any option granted under the Plan becomes exercisable, it may be exercised by notice to the Company at any time prior to the termination of such option. The option price will be payable in full in cash or check made payable to the Company; provided, however, that the Committee may, either at the time the option is granted or at the time it is exercised and subject to such limitations as it may determine, authorize payment of all or a portion of the option price in one or more of the following alternative forms:

          (1) a promissory note authorized pursuant to Section IV of this Article; or

          (2) full payment in shares of Common Stock valued as of the exercise date and held for the requisite period to avoid a charge to the Company's earnings; or

          (3) full payment through a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option prices.

For purposes of Subparagraphs (1) and (3) immediately above, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. In all other cases, the Exercise Date will be the date on which written notice and actual payment is received by the Company.

     The sale and remittance procedure authorized for the exercise of outstanding options under this Plan shall be available for all options granted under this Plan on or after the Effective Date and for all non-qualified options outstanding under the 1983 Plan and incorporated into this Plan. The Plan Administrator may also allow such procedure to be utilized in connection with one or more disqualifying dispositions of Incentive Option shares effected after the Effective Date, whether such Incentive Options were granted under this Plan or the 1983 Stock Option Plan.

     E. SHAREHOLDER RIGHTS. An option holder will have no shareholder rights with respect to any shares covered by an option (including an Automatic Option Grant) prior to the Exercise Date of the option, as defined in the immediately preceding Paragraph and in the Automatic Option Grant provisions of Section II of Article Three of this Plan.


     F. SEPARATION FROM SERVICE. The Committee will determine whether options will continue to be exercisable, and the terms of such exercise, on and after the date that an optionee ceases to be employed by, or to provide services to, the Company or its subsidiaries PROVIDED, however, that in no event will an option be exercisable after the specified expiration date of the option term. The date of termination of an optionee's employment or services will be determined by the Committee, which determination will be final.

     G. INCENTIVE OPTIONS. Options granted under the Plan that are intended to be Incentive Options will be subject to the following additional terms:

          (1) DOLLAR LIMITATION. The aggregate fair market value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee after December 31, 1986 under this Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted.

          (2) 10% SHAREHOLDER. If any employee to whom an Incentive Option is to be granted pursuant to the provisions of the Plan is, on the date of grant, the owner of stock (determined with application of the ownership attribution rules of Section 424(d) of the Internal Revenue Code) possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporation ("10% SHAREHOLDER"), then the following special provisions will apply to the option granted to such individual:

               (i) The option price per share of the stock subject to such Incentive Option will not be less than 110% of the Fair Market Value of the option shares on the date of grant; and

              (ii) The option will not have a term in excess of 5 years from the date of grant.

          (3) PARENT AND SUBSIDIARY. For purposes of this Section, "PARENT CORPORATION" and "SUBSIDIARY CORPORATION" will have the meaning attributed to those terms, as they are used in Section 422(b) of the Internal Revenue Code.

          (4) EMPLOYEES. Incentive Options may only be granted to employees of the Company or its subsidiaries.

     H. FAIR MARKET VALUE. For all purposes under this Plan (including, but not limited to Automatic Option Grants) the fair market value per share of Common Stock on any relevant date under the Plan ("FAIR MARKET VALUE") will be determined as follows:

          (1) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the fair market value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of fair market value.

          (2) If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the fair market value will be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          (3) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value will be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

     I. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Qualified Option may be assigned in whole or in part during the Optionee's lifetime. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  STOCK APPRECIATION RIGHTS

     If, and only if the Committee, in its discretion, elects to implement an option surrender program under the Plan, one or more option holders may, upon such terms as the Committee may establish at the time of the option grant or at any time thereafter, be granted the right to surrender all or part of an unexercised option in exchange for a distribution equal in amount to the difference between (i) the Fair Market Value (at date of surrender) of the shares for which the surrendered option or portion thereof is at the time exercisable and (ii) the aggregate option price payable for such shares. The distribution to which an option holder becomes entitled under this

Section may be made in shares of Common Stock, valued at Fair Market Value at the date of surrender, in cash, or partly in shares and partly in cash, as the Committee, in its sole discretion, deems appropriate. The option surrender provisions of this Section will not apply to options granted pursuant to the Automatic Option Grant provisions of this Plan.

III. CORPORATE TRANSACTION/CHANGE OF CONTROL/HOSTILE TAKEOVER

     A. CORPORATE TRANSACTION. In the event of any of the following transactions ("CORPORATE TRANSACTION"):

          (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation,

          (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company in liquidation or dissolution of the Company,

          (3) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held such securities immediately prior to such merger, or


          (4) an acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by or is under common control with, the Company) of ownership of more than fifty percent (50%) of the Company's outstanding Common Stock, pursuant to a tender or exchange offer, the exercisability of each option at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding.

     B. HOSTILE TAKEOVER. One or more officers of the Company subject to the short-swing profit restrictions of the Federal securities laws may, in the Committee's sole discretion, be granted, in tandem with their outstanding options, limited stock appreciation rights as described below. In addition all Automatic Option Grants under this Plan will be made in tandem with limited stock appreciation rights as described below.

          (1) Upon the occurrence of a Hostile Takeover, each outstanding option with such a limited stock appreciation right in effect for at least six
(6) months will automatically be cancelled in return for a cash distribution from the Company in an amount equal to the excess of (i) the Takeover Price (defined below) of the shares of Common Stock at the time subject to the cancelled option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five
(5) days following the consummation of the Hostile Takeover. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

          (2) For purposes of the limited stock appreciation rights described above, the following definitions shall be in effect:

               (i) A Hostile Takeover shall be deemed to occur upon the acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of ownership of more than 50% of the Company's outstanding Common Stock (excluding the Common Stock holdings of officers and directors of the Company who participate in this Plan) pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders accept.

              (ii) The Takeover Price per share shall be deemed to be equal to the GREATER of (a) the Fair Market Value per share on the date of cancellation, or (b) the highest reported price per share paid in effecting the Hostile Takeover. However, if the cancelled option is an Incentive Option, the Takeover Price shall not exceed the clause (a) price per share.

     C. COMPANY RIGHTS. The grant of options (including Automatic Option Grants) under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.  LOANS OR GUARANTEE OF LOANS

     The Committee may assist any optionee (including any officer) in the exercise of one or more outstanding options under this Article by (a) authorizing the extension of a loan to such optionee from the Company, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Company of a third-party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Committee in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral (other than to optionees who are consultants or independent contractors, in which event the loan must be adequately secured by collateral other than the purchased shares), but the maximum credit available to the optionee shall not exceed the SUM of (i) the aggregate option price (less par value) of the purchased shares plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option. Automatic Option Grants will not be subject to these loan and loan guarantee provisions.

V.   CANCELLATION AND REGRANT OF OPTIONS

     The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under this Article (including outstanding options under the 1983 Plan incorporated into this Plan) and to grant in substitution new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than 100% of the fair market value of the Common Stock on the new grant date. Automatic Option Grants will not be subject to these cancellation and regrant provisions.

VI.  REPURCHASE RIGHTS

     The Committee may in its discretion determine that it shall be a term and condition of one or more options exercised under the Plan that the Company (or its assigns) shall have the right, exercisable upon the optionee's separation from service with the Company and its subsidiaries, to repurchase any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. The Committee shall also have full power and authority to provide for the automatic termination of these repurchase rights, in whole or in part, and thereby accelerate the vesting of any or all of the purchased shares.

                                  ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

I.   GRANTS

     A. AUTOMATIC OPTION GRANTS. Non-employee members of the Board will automatically be granted Non-Qualified Options to purchase the number of shares of Common Stock set forth below (subject to adjustment under Section III(C) of Article One of this Plan) on the dates and pursuant to the terms set forth below ("AUTOMATIC OPTION GRANTS").

     B. CONTINUING DIRECTORS. On the date of each Annual Shareholders Meeting of the Company held after the Effective Date of this Plan, each continuing non-employee member of the Board will receive an Automatic Option Grant to purchase 8,000 shares of Common Stock; provided, however, that an individual who has not served as a non-employee member of the Board for the immediately preceding 180 days will not receive such a grant.

     C. NEW DIRECTORS. Each individual person who is newly elected or appointed as a non-employee member of the Board on or after the Effective Date of this Plan will receive, on the effective date of such election or appointment, an Automatic Option Grant to purchase 30,000 shares of Common Stock.

II.  TERMS

     The terms applicable to each Automatic Option Grant will be as follows:

     A. PRICE. The option price per share will be equal to 100% of the Fair Market Value of a share of Common Stock on the date of grant.

     B. OPTION TERM. Each Automatic Option Grant will have a maximum term of 10 years measured from the automatic grant date.

     C. EXERCISABILITY. Each Automatic Option Grant will become exercisable for all Automatic Option Grant shares one (1) year after the automatic grant date, provided the optionee continues to serve as a Board member throughout that one (1)-year period.

     D. PAYMENT. Upon exercise of the option, the option price for the purchased shares will become payable immediately in one or more of the following alternative forms: cash, shares of Common Stock held for the requisite period to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as defined below), or pursuant to a sale and remittance procedure under which the option holder delivers a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale proceeds to pay the option price. For these purposes, the Exercise Date shall be the date on which written notice of the exercise of the option is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the exercise price for the purchased shares must accompany the notice.

     E.   EFFECT OF TERMINATION OF BOARD MEMBERSHIP.

          (1) Should the optionee cease to be a Board member for any reason (other than death) while holding one or more Automatic Option Grants, then the optionee will have 6 months following the date of such cessation of Board membership in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time Board membership ceases; provided however, that in no event may such an option be exercised after the expiration of its 10-year term.

          (2) Should the optionee die while holding one or more Automatic Option Grants, then each such option may subsequently be exercised, for any or all of the shares of Common Stock for which the option is exercisable at the time of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's Will or in accordance with the laws of descent and distribution. Any such exercise must, however, occur before the earlier of (i) the expiration of the option's 10-year term, or (ii) 12 months after the date of the optionee's death.

     F. ACCELERATION. Automatic Option Grants will be subject to acceleration and termination in the event of a Corporate Transaction as described in Article Two, Section III.A. of this Plan.

     G. HOSTILE TAKEOVER. Automatic Option Grants will be granted in tandem with limited stock appreciation rights, as described in the Hostile Takeover provisions contained in Article Two, Section III.B. of this Plan.


                                  ARTICLE FOUR
                                  MISCELLANEOUS

I.   AMENDMENT OF THE PLAN

     A. GENERAL RULES. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever. However, no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan. In addition, certain amendments may be made conditional on first having obtained stockholder approval if required by the Board or pursuant to any applicable laws or regulations.


     B. AUTOMATIC OPTION GRANTS. Amendment of the Automatic Option Grant provisions of this Plan is subject to the requirements outlined above. In addition, the Automatic Option Grant provisions of this Plan may not be amended more than once every 6 months, other than to comport with changes in the Internal Revenue Code or rules thereunder.

     C. AMENDMENT OF OPTIONS. The Committee shall have full power and authority to modify or waive any or all of the terms, conditions or restrictions applicable to any outstanding option, to the extent not inconsistent with the Plan; provided, however, that no such modification or waiver shall (1) without the consent of the option holder, adversely affect the holder's rights thereunder or (2) affect any outstanding option granted pursuant to the Automatic Option Grant provisions of this Plan except to the extent necessary to conform to any amendment to this Plan.

II.  TAX WITHHOLDING

     A. OBLIGATION. The Company's obligation to deliver shares or cash upon the exercise of stock options or stock appreciation rights granted under the Plan is subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

     B. STOCK WITHHOLDING. The Plan Administrator may, in its discretion and upon such terms and conditions as it may deem appropriate (including the applicable safe-harbor provisions of SEC Rule 16b-3) provide any or all holders of outstanding option grants under the Plan with the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such options, one or more of such shares with an aggregate fair market value equal to the designated percentage (any multiple of 5% specified by the optionee) of the Federal and State income taxes ("Taxes") incurred in connection with the acquisition of such shares. In lieu of such direct withholding, one or more optionees may also be granted the right to deliver shares of Common Stock to the Company in satisfaction of such Taxes. The withheld or delivered shares shall be valued at the Fair Market Value on the applicable determination date for such Taxes or such other date required by the applicable safe-harbor provisions of SEC Rule 16b-3.

III.  EFFECTIVE DATE AND TERM OF PLAN

     A. IMPLEMENTATION. This Plan, as successor to the Company's 1983 Stock Option Plan, shall become effective as of the Effective Date, and no further option grants shall be made under the 1983 Plan on or after the Effective Date of this Plan. If shareholder approval of the 1,600,000-share increase is not obtained by February 19, 1998, then each option granted under this Plan subject to this share increase shall terminate without ever becoming exercisable for the option shares and all shares issued hereunder shall be repurchased by the Corporation at the purchase price paid, together with interest (at the applicable Short Term Federal Rate). Subject to the foregoing limitations, options may be granted under this Plan at any time from and after the Effective Date of the Plan and before the date fixed herein for termination of the Plan.

     B. TERMINATION. Unless sooner terminated due to a Corporate Transaction or a Change in Control, the Plan will terminate upon the EARLIER of (i) October 8, 2003, or (ii) the date on which all shares available for issuance under the Plan have been issued or cancelled pursuant to exercise, surrender or cash-out of options. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing those options.

     C. ADDITIONAL SHARES. Options to purchase shares of Common Stock may be granted under the Plan which are in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued are held in escrow until shareholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such shareholder approval is not obtained within twelve (12) months after the date the first such excess option grants are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

III.  USE OF PROCEEDS

      Any cash proceeds received by the Company from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

IV.  REGULATORY APPROVALS

     The implementation of the Plan, the granting of any option under the Plan, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.


V.   NO EMPLOYMENT/SERVICE RIGHTS

     Neither the establishment of this Plan, nor any action taken under the terms of this Plan, nor any provision of this Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Company (or any parent or subsidiary corporation) for any period of specific duration, and the Company (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

                                                                     PRELIMINARY
                                                                            COPY
                                      PROXY

                           DURA PHARMACEUTICALS, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James W. Newman and Mitchell R. Woodbury, jointly and severally, as proxies, with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote all of the shares of Common Stock of Dura Pharmaceuticals, Inc. standing in the name of the undersigned, as designated on the other side, with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders to be held May 28, 1997, or any postponements or adjournments thereof, and to vote in his discretion on such other business as may properly come before the Meeting and any adjournments thereof.

       (Continued, and to be marked, dated and signed, on the other side)




                            * FOLD AND DETACH HERE *


                                     [Logo]

                                                         Please mark
                                                         your votes as      /X/
                                                         indicated in
                                                         this example

The Board of Directors recommends a vote FOR Items 1, 2, 3, and 4.

                                                           WITHHELD
                                            FOR             FOR ALL
ITEM 1-ELECTION OF DIRECTORS               /  /               /  /
       Nominees:
       Herbert J. Conrad
       Gordon V. Ramseier
       Charles G. Smith
       Walter F. Spath


WITHHELD FOR:  (write that nominee's name in the space provided below).

_______________________________________________________________________________

                                                    FOR    AGAINST    ABSTAIN
ITEM 2 - APPROVAL OF REINCORPORATION IN DELAWARE    /  /     /  /       /  /

ITEM 3 - APPROVAL OF AMENDMENTS TO 1992 STOCK
         OPTION PLAN                                /  /     /  /       /  /

ITEM 4 - RATIFICATION AND APPROVAL OF
         DELOITTE & TOUCHE LLP
         AS INDEPENDENT ACCOUNTANTS                 /  /     /  /       /  /

Unless otherwise specified by the undersigned, this proxy will be voted FOR proposals 1, 2, 3 and 4 and will be voted by the proxy-holder at his discretion as to any other matters properly transacted at the Meeting or any adjournments thereof. To vote in accordance with the Board of Director's recommendations, just sign below, no boxes need to be checked.


Signature ___________________________________________________________________

Signature ___________________________________________________________________

Date ________________________________________________________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                            *  FOLD AND DETACH HERE *